                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                February 28, 2001

                              GLACIER BANCORP, INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

                000-18911                              81-0519541
         ------------------------                  ------------------
         (Commission File Number)                     IRS Employer
                                                   Identification No.

                                 49 Commons Loop
                               Kalispell, MT 59901
               (Address of principal executive offices) (zip code)

        Registrant's telephone number, including area code: 406-756-4200

ITEM 7 - FINANCIAL STATEMENTS AND EXHIBITS

        (a) Financial statements -- Consolidated balance sheets of WesterFed Financial Corporation and Subsidiaries as of December 31, 2000 and 1999 and the related consolidated statements of income, stockholders' equity and comprehensive income, and cash flows for the year ended December 31, 2000, the six months ended December 31,1999 and the years ended June 30, 1999 and 1998.

        (b) Pro forma financial information -- Unaudited Combined Condensed Pro Forma Statement of Financial Condition as of December 31, 2000 and Unaudited Combined Condensed Pro Forma Statement of Operations for the year ended December 31, 2000.

        (c)     Exhibits:

                (23) Consent of KPMG LLP, independent auditors for WesterFed Financial Corporation

                (99) Press Release issued by Glacier Bancorp, Inc. and WesterFed Financial Corporation, dated March 1, 2001 *

*  Previously Filed

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        Dated: May 3, 2001

                                         GLACIER BANCORP, INC.

                                         By: /s/ Michael J. Blodnick
                                             -----------------------------------
                                             Michael J. Blodnick
                                             President and
                                             Chief Executive Officer

                                                                       ITEM 7(a)


                         WESTERFED FINANCIAL CORPORATION
                                AND SUBSIDIARIES

                        Consolidated Financial Statements

                                December 31, 2000

                   (With Independent Auditors' Report Thereon)

                          Independent Auditors' Report

The Board of Directors
WesterFed Financial Corporation:

We have audited the accompanying consolidated balance sheets of WesterFed Financial Corporation and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of income, stockholders' equity and comprehensive income, and cash flows for the year ended December 31, 2000, the six months ended December 31, 1999 and the years ended June 30, 1999 and 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of WesterFed Financial Corporation and subsidiaries as of December 31, 2000 and 1999, and the results of their operations and their cash flows for the year ended December 31, 2000, the six months ended December 31, 1999 and the years ended June 30, 1999 and 1998 in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP

Billings, Montana
February 23, 2001

WesterFed Financial Corporation and Subsidiaries

CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share and per share data)

                                                                                                  December 31,     December 31,
                                                                                                     2000             1999
                                                                                                  ------------     ------------
ASSETS
Cash and due from banks ....................................................................      $    17,400           20,233
Interest-bearing bank deposits .............................................................            2,545            5,910
                                                                                                  -----------       ----------
               Cash and cash equivalents ...................................................           19,945           26,143

Interest-bearing deposits ..................................................................              100              100
Investment securities available-for-sale (includes securities pledged to creditors with the right to sell or repledge of $1,207 and $0 at December 31, 2000 and 1999,
        respectively) ......................................................................          140,945          187,488
Investment securities, at amortized cost (estimated fair value of $71,204 and $87,121 at December 31, 2000 and 1999, respectively; includes securities pledged to creditors with the right to sell or repledge of $16,602 and $0 at
        December 31, 2000 and 1999, respectively) ..........................................           69,665           86,877
Loans available-for-sale ...................................................................            3,041            4,470
Loans receivable, net ......................................................................          623,131          616,281
Interest receivable ........................................................................            6,629            7,492
Stock in Federal Home Loan Bank of Seattle, at cost ........................................           13,062           15,154
Premises and equipment, net ................................................................           25,110           27,477
Core deposit intangible ....................................................................            2,821            3,401
Goodwill ...................................................................................           14,097           14,763
Cash surrender value of life insurance policies ............................................            8,562            8,164
Other assets ...............................................................................            2,069            3,075
                                                                                                  -----------       ----------
                                                                                                  $   929,177        1,000,885
                                                                                                  ===========       ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits ...................................................................................      $   606,100          658,404
Repurchase agreements ......................................................................            9,032            7,731
Borrowed funds .............................................................................          198,571          227,078
Advances from borrowers for taxes and insurance ............................................            2,863            3,296
Income taxes -- current and deferred .......................................................            1,376              597
Accrued interest payable ...................................................................            8,293            6,476
Accrued expenses and other liabilities .....................................................            8,720            7,778
                                                                                                  -----------       ----------
               Total liabilities ...........................................................          834,955          911,360
                                                                                                  -----------       ----------
Stockholders' equity:
        Preferred stock, $.01 par value, 5,000,000 shares authorized;
               none outstanding ............................................................               --               --
        Common stock, $.01 par value, 10,000,000 shares authorized;
               5,989,145 shares issued, 4,116,373 outstanding at December 31, 2000;
               5,904,661 shares issued, 4,351,404 outstanding at December 31, 1999 .........               57               56
        Paid-in capital ....................................................................           71,115           70,040
        Common stock acquired by ESOP/RRP ..................................................           (1,825)          (2,090)
        Treasury stock, at cost; 1,872,772 and 1,553,257 at December 31, 2000 and
               1999, respectively ..........................................................          (33,537)         (28,974)
        Accumulated other comprehensive income (loss) ......................................              170           (2,930)
        Retained earnings ..................................................................           58,242           53,423
                                                                                                  -----------       ----------
               Total stockholders' equity ..................................................           94,222           89,525
                                                                                                  -----------       ----------
Commitments and contingencies
                                                                                                  $   929,177        1,000,885
                                                                                                  ===========       ==========
Book value per common share outstanding ....................................................      $     22.89            20.57
                                                                                                  ===========       ==========

See accompanying notes to consolidated financial statements.

WesterFed Financial Corporation and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

                                                                              Year         Six Months
                                                                              Ended           Ended         Year Ended June 30,
                                                                           December 31,    December 31,     --------------------
                                                                               2000            1999          1999          1998
                                                                           ------------    ------------     ------        ------
Interest income:
        Loans receivable ...............................................     $ 52,714         25,980        53,773        56,261
        Investment securities ..........................................       17,326          9,274        16,081        17,256
        Interest-bearing deposits ......................................          175            172           606           675
        Other ..........................................................          459            180           338           332
                                                                             --------         ------        ------        ------
                      Total interest income ............................       70,674         35,606        70,798        74,524
                                                                             --------         ------        ------        ------
Interest expense:
        NOW and money market demand ....................................        4,118          1,947         3,379         3,321
        Savings ........................................................        1,981          1,097         2,264         2,658
        Certificates of deposit ........................................       20,100          9,398        20,444        21,824
                                                                             --------         ------        ------        ------
                                                                               26,199         12,442        26,087        27,803
        Borrowed funds and repurchase agreements .......................       14,165          6,943        13,157        14,483
                                                                             --------         ------        ------        ------
                      Total interest expense ...........................       40,364         19,385        39,244        42,286
                                                                             --------         ------        ------        ------
               Net interest income .....................................       30,310         16,221        31,554        32,238
Provision for loan losses ..............................................        2,600            880         1,300           840
                                                                             --------         ------        ------        ------
                      Net interest income after provision for loan
                        losses .........................................       27,710         15,341        30,254        31,398
                                                                             --------         ------        ------        ------
Non-interest income:
        Loan origination fees on loans sold ............................        1,720            957         2,633         2,268
        Service fees ...................................................        6,017          2,600         4,471         4,486
        Net gain on sale of loans and securities available-for-sale ....         (699)           290         1,149         1,053
        Net gain on sale of branches ...................................        1,878             --            --            --
        Other ..........................................................          593            118         1,045           574
                                                                             --------         ------        ------        ------
                      Total non-interest income ........................        9,509          3,965         9,298         8,381
                                                                             --------         ------        ------        ------
Non-interest expense:
        Compensation and employee benefits .............................       11,945          6,156        13,695        13,149
        Net occupancy expense of premises ..............................        1,843            781         2,035         2,153
        Equipment and furnishings ......................................        1,777            985         2,313         1,846
        Data processing ................................................        1,648            820         1,627         1,644
        Deposit insurance premium ......................................          129            170           344           358
        Intangibles amortization .......................................        1,245            673         1,443         1,391
        Marketing and advertising ......................................          662            475           616           789
        Other ..........................................................        5,268          2,788         6,153         6,429
                                                                             --------         ------        ------        ------
                      Total non-interest expense .......................       24,517         12,848        28,226        27,759
                                                                             --------         ------        ------        ------
                      Income before income taxes .......................       12,702          6,458        11,326        12,020

Income taxes ...........................................................        4,883          2,483         4,403         4,760
                                                                             --------         ------        ------        ------
                      Net income .......................................     $  7,819          3,975         6,923         7,260
                                                                             ========         ======        ======        ======
Net income per common share:
        Basic ..........................................................     $   1.98           0.93          1.43          1.37
                                                                             ========         ======        ======        ======
        Diluted ........................................................     $   1.91           0.89          1.37          1.29
                                                                             ========         ======        ======        ======

See accompanying notes to consolidated financial statements.

WesterFed Financial Corporation and Subsidiaries

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY AND COMPREHENSIVE INCOME (Dollars in thousands, except per share data)

                                                                                        Accumulated
                                                                                            other
                                           Common    Paid-in      ESOP/     Treasury    comprehensive   Retained
                                           stock     capital      RRP        stock      income (loss)   earnings      Total
                                           ------    -------     ------     --------    -------------   --------    --------
Balance at June 30, 1997 ...............    $56       67,941     (2,936)     (3,081)           (35)       42,314     104,259
Comprehensive income:
   Net income for the year ended
     June 30, 1998 .....................     --           --         --          --             --         7,260       7,260
   Unrealized gain on securities
     available-for-sale, net of
     reclassification adjustment .......     --           --         --          --             58            --          58
                                                                                                                    --------
       Total comprehensive income ......                                                                               7,318
Purchase of treasury stock, at cost
   -- 17,500 shares ....................     --           --         --        (379)            --            --        (379)
ESOP shares committed to be released ...     --          425        227          --             --            --         652
Amortization of RRP ....................     --           --        188          --             --            --         188
Shares forfeited by RRP participants
   (75 shares) .........................     --           --          1          (1)            --            --          --
Common stock options exercised
   (37,978 shares) .....................     --          557         --          --             --            --         557
Cash dividends declared ($.54 per
   share) ..............................     --           --         --          --             --        (2,895)     (2,895)
                                            ---      -------     ------     -------       --------       -------    --------
Balance at June 30, 1998 ...............     56       68,923     (2,520)     (3,461)            23        46,679     109,700
Comprehensive income:
   Net income for the year ended
     June 30, 1999 .....................     --           --         --          --             --         6,923       6,923
   Unrealized loss on securities
     available-for-sale, net of
     reclassification adjustment .......     --           --         --          --         (1,740)           --      (1,740)
                                                                                                                    --------
       Total comprehensive income ......                                                                               5,183
Purchase of 1,082,854 shares of
   treasury stock, net of
   acquisition costs of $200 ...........     --           --         --     (21,858)            --            --     (21,858)
ESOP shares committed to be
   released ............................     --          245        227          --             --            --         472
Amortization of RRP ....................     --           --         77          --             --            --          77
Common stock options exercised
   (36,116 shares) .....................     --          404         --          --             --            --         404
Cash dividends declared
   ($.62 per share) ....................     --           --         --          --             --        (2,829)     (2,829)
                                            ---      -------     ------     -------       --------       -------    --------
Balance at June 30, 1999 ...............     56       69,572     (2,216)    (25,319)        (1,717)       50,773      91,149
Comprehensive income:
   Net income for the six months
     ended December 31, 1999 ...........     --           --         --          --             --         3,975       3,975
   Unrealized loss on securities
     available-for-sale, net
     of reclassification adjustment ....     --           --         --          --         (1,213)           --      (1,213)
       Total comprehensive income ......                                                                               2,762
Purchase of 219,006 shares of
   treasury stock, at cost .............     --           --         --      (3,655)            --            --      (3,655)
ESOP shares committed to be
   released ............................     --           92        113          --             --            --         205
Amortization of RRP ....................     --           --         13          --             --            --          13
Common stock options exercised
   (35,716 shares) .....................     --          443         --          --             --            --         443
Security Bancorp shares not
   exchanged (3,862 shares) ............     --          (67)        --          --             --            --         (67)
Cash dividends declared ($0.315
   per share) ..........................     --           --         --          --             --        (1,325)     (1,325)
                                            ---      -------     ------     -------       --------       -------    --------
Balance at December 31, 1999 ...........     56       70,040     (2,090)    (28,974)        (2,930)       53,423      89,525

WesterFed Financial Corporation and Subsidiaries

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY AND
  COMPREHENSIVE INCOME, CONCLUDED
(Dollars in thousands, except per share data)

                                                                                               Accumulated
                                                                                                 other
                                                Common   Paid-in       ESOP/      Treasury    comprehensive   Retained
                                                stock    capital       RRP          stock     income (loss)   earnings     Total
                                                ------   -------      ------      --------    -------------   -------     -------
Balance at December 31, 1999 ..............      $56      70,040      (2,090)      (28,974)      (2,930)       53,423      89,525
Comprehensive income:
   Net income for the year ended
     December 31, 2000 ....................       --          --          --            --           --         7,819       7,819
   Unrealized gain on securities available
     -for-sale, net of reclassification
     adjustment ...........................       --          --          --            --        3,100            --       3,100
                                                                                                                          -------
       Total comprehensive income .........                                                                                10,919
Purchase of 319,515 shares of treasury
   stock, at cost .........................       --          --          --        (4,563)          --            --      (4,563)
ESOP shares committed to be released ......       --         163         227            --           --            --         390
Amortization of RRP .......................       --          --          38            --           --            --          38
Common stock options exercised
   (84,484 shares) ........................        1         912          --            --           --            --         913
Cash dividends declared
   ($0.76 per share) ......................       --          --          --            --           --        (3,000)     (3,000)
                                                 ---      ------      ------       -------       ------       -------     -------
Balance at December 31, 2000 ..............      $57      71,115      (1,825)      (33,537)         170        58,242      94,222
                                                 ===      ======      ======       =======       ======       =======     =======

A summary of the reclassification amounts and related tax effects for other comprehensive income follows:

                                                                               Year        Six Months
                                                                               Ended          Ended       Year Ended June 30,
                                                                            December 31,   December 31,   --------------------
                                                                                2000           1999        1999          1998
                                                                            ------------   ------------   ------          ----
Disclosure of reclassification amount:
   Unrealized holding gains (losses)
     arising during the period, net of income tax expense (benefit) of
     $1,502, $(742), $(1,032), and $73 for the year ended December 31,
     2000, the six months ended December 31, 1999 and the years ended
     June 30, 1999 and 1998, respectively ...............................      $2,439         (1,205)     (1,685)          118
   Reclassification adjustment for (gains) losses included in net income, net of income tax of $(403), $5, $36 and $37 for the year ended
     December 31, 2000, the six months ended December 31, 1999 and the years ended June 30, 1999 and 1998,
     respectively .......................................................         661             (8)        (55)          (60)
                                                                               ------         ------      ------          ----
Net unrealized gain (loss) on
     available-for-sale securities ......................................      $3,100         (1,213)     (1,740)           58
                                                                               ======         ======      ======          ====

See accompanying notes to consolidated financial statements.

WesterFed Financial Corporation and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

                                                                      Year        Six Months
                                                                      Ended          Ended         Year Ended June 30,
                                                                  December 31,    December 31,    ---------------------
                                                                      2000           1999           1999          1998
                                                                  ------------    -----------     --------     --------
Net cash provided by operating activities ...............         $    39,197        17,935         39,663       30,735
                                                                  -----------      --------       --------     --------
Cash flows from investing activities:
        Decrease (increase) in interest-bearing
               deposits .................................                  --         1,885         (1,885)       1,900
        Purchases of:
               FHLB stock ...............................                  --            --             --       (1,129)
               Investment securities ....................                  --            --             --       (5,483)
               Investment securities available-for-sale .             (18,738)      (40,864)      (204,637)    (150,269)
        Proceeds from maturities:
               Investment securities ....................               3,813            38          7,636       16,316
               Investment securities available-for-sale .               3,865        11,600        127,651       70,545
        Proceeds from sales of:
               Investment securities available-for-sale .              50,467         3,314         21,961       19,287
               Real estate owned ........................                 215           321            204           --
        Principal payments from:
               Investment securities ....................              13,968         6,151         18,782       15,661
               Investment securities available-for-sale .              14,655         8,053         13,729       11,392
               Redemption of FHLB stock .................               3,000            --             --           --
        Decrease (increase) in loans receivable, net ....             (20,757)       10,532         21,557      (24,516)
        Proceeds from sales of premises and
               equipment ................................               1,057            33            611        1,162
        Purchases of premises and equipment .............              (1,621)         (317)        (1,003)      (5,682)
        Purchase of life insurance policies .............                  --        (1,087)            --         (285)
        Disposition of branches, net of cash
               and net cash equivalents of $190 .........             (35,983)           --             --           --
                                                                  -----------      --------       --------     --------
                      Net cash provided by (used in)
                             investing activities .......              13,941          (341)         4,606      (51,101)
                                                                  -----------      --------       --------     --------
Cash flows from financing activities:

        Net change in deposits ..........................             (25,386)          755        (15,212)     (21,366)
        Net change in repurchase agreements .............               1,301         1,029            469       (1,553)
        Proceeds from borrowings ........................           1,052,393       244,100        319,560      344,165
        Payments on borrowings ..........................          (1,080,920)     (261,527)      (324,078)    (286,719)
        Net change in advances from borrowers for
               taxes and insurance ......................                (407)           (6)          (750)         299
        Dividends paid to stockholders ..................              (2,667)       (1,536)        (2,926)      (2,729)
        Proceeds from exercise of options and
               stock issuances ..........................                 913           443            404          557
        Payments to acquire treasury stock ..............              (4,563)       (3,655)       (21,858)        (379)
                                                                  -----------      --------       --------     --------
                      Net cash provided by (used in)
                             financing activities .......             (59,336)      (20,397)       (44,391)      32,275
                                                                  -----------      --------       --------     --------
Net increase (decrease) in cash and cash equivalents ....              (6,198)       (2,803)          (122)      11,909

Cash and cash equivalents at beginning of period ........              26,143        28,946         29,068       17,159
                                                                  -----------      --------       --------     --------
Cash and cash equivalents at end of period ..............         $    19,945        26,143         28,946       29,068
                                                                  ===========      ========       ========     ========

See accompanying notes to consolidated financial statements.

WesterFed Financial Corporation and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share data)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF FINANCIAL STATEMENT PRESENTATION

WesterFed Financial Corporation ("WesterFed," and collectively with its subsidiary, the "Company") serves the financial needs of communities located in western and central Montana through its wholly-owned subsidiary, Western Security Bank (the "Bank"), a federally chartered savings bank. In addition to traditional financial institution services, the Company provides insurance, investment and other related services through Western Security Investment Services, Inc., Service Corporation of Montana and Monte Mac I, Inc., all wholly-owned subsidiaries of the Bank.

The Company's consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. All significant intercompany balances and transactions have been eliminated in consolidation. In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenues and expenses for the period. Actual results could differ significantly from those estimates.

Material estimates that are particularly susceptible to significant change in the near-term relate to the determination of the allowance for loan losses. A substantial portion of the Company's loans are secured by collateral in the state of Montana. Accordingly, as with most financial institutions in the market area, the collectibility of a substantial portion of the carrying value of the Company's loan portfolio is susceptible to changes in market conditions.

Management believes the allowance for loan losses is adequate. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions in the Company's market area and the composition of the loan portfolio. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Company's allowance for loan losses. Such agencies may require the Company to recognize additions to the allowance based on their judgments about information available to them at the time of their examination.

SEGMENT REPORTING

The Company currently operates in one significant business segment -- community banking. Management evaluates the Company's performance and allocates resources to this segment based on consolidated performance measurements consistent with those of the consolidated financial statements.

CASH EQUIVALENTS

For purposes of the statements of cash flows, cash equivalents consist of daily interest demand deposits, non-interest-bearing deposits with banks and interest-bearing deposits having original maturities of three months or less.

At December 31, 2000, the Company was required to have aggregate reserves with the Federal Reserve Bank of approximately $200.

INVESTMENT SECURITIES

Investment securities available-for-sale include securities that management intends to use as part of its overall asset/liability management strategy and that may be sold in response to changes in interest rates and resultant prepayment risk and other related factors. Investment securities available-for-sale are carried at fair value, and unrealized gains and losses (net of related tax effects) are excluded from earnings and included as a separate component of stockholders' equity. Upon realization, gains and losses are included in earnings using the specific identification method. Investment securities, other than those designated as available-for-sale or trading, are comprised of debt securities for which the Bank has positive intent and ability to hold to maturity and are carried at cost. Declines in the fair value of held-to-maturity and available-for-sale investment securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses. All securities are adjusted for amortization of premiums and accretion of discounts using the level-yield method over the estimated lives of the securities.

WesterFed Financial Corporation and Subsidiaries

(Dollars in thousands, except per share data)

Management determines the appropriate classification of investment and mortgage-backed securities at the purchase date.

STOCK IN FEDERAL HOME LOAN BANK

Member institutions of the Federal Home Loan Bank (FHLB) system are required to hold common stock of its district FHLB according to predetermined formulas. The FHLB provides a source of borrowed funds for the Company which are secured, in part, by this FHLB stock.

LOANS RECEIVABLE, NET

Loans receivable, other than loans available-for-sale, are stated at the unpaid principal balance, net of premiums, unearned discounts, net deferred loan origination fees, and the allowance for loan losses.

Loans are placed on nonaccrual status when collection of principal or interest is considered doubtful (generally loans past due 90 days or more). Interest income previously accrued on these loans, but not yet received, is reversed in the current period. Interest subsequently recovered is credited to income in the period collected. Discounts are accreted and premiums are amortized to income using the level-yield method over the estimated lives of the loans.

Loan fees and certain direct loan origination costs are deferred, and the net fee or cost is recognized in interest income using the level-yield method over the contractual life of the individual loans, adjusted for actual prepayments. Amortization of deferred loan origination fees are suspended during periods in which the related loan is on nonaccrual status.

Loans available-for-sale are carried at the lower of cost or market using the aggregate method. Valuation adjustments, if applicable, are reflected in current operations. Gains and losses on sales, resulting from the difference between sales proceeds and the underlying carrying value, are recorded using the specific identification method. A sale is recognized when control over the underlying loan is surrendered and exchanged for consideration other than beneficial interests in the loan sold.

Management determines the appropriate classification of loans as either held to maturity or available-for-sale at origination, in conjunction with the Company's overall asset/liability management strategy.

The cost of loan servicing rights is included in other assets and amortized in proportion to, and over the period of, estimated net servicing revenues.

The carrying value of loan servicing rights and the amortization thereon is periodically evaluated in relation to estimated future net servicing revenues. Servicing assets are evaluated for impairment based upon the fair value of the rights as compared to amortized cost. Impairment is determined by stratifying rights by predominant characteristics, such as interest rates and terms. Fair value is determined using prices for similar assets with similar characteristics, when available, or based upon discounted cash flows using market-based assumptions. Impairment is recognized through a valuation allowance for an individual stratum, to the extent that fair value is less than the capitalized amount for the stratum.

ALLOWANCE FOR LOAN LOSSES

The allowance for loan losses is based on management's evaluation of the adequacy of the allowance, including an assessment of known and inherent risks in the portfolio, review of individual loans for adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, and consideration of current economic conditions.

Additions to the allowance arise from charges to operations through the provision for loan losses or from the recovery of amounts previously charged off. The allowance is reduced by loan charge-offs. Loans are charged off when management believes there has been permanent impairment of their carrying values.

WesterFed Financial Corporation and Subsidiaries

(Dollars in thousands, except per share data)

The Company also provides an allowance for losses on specific loans which are deemed to be impaired. Groups of small balance homogeneous basis loans (generally the Company's consumer loans) are evaluated for impairment collectively. A loan is considered impaired when, based upon current information and events, it is probable that the Bank will be unable to collect, on a timely basis, all principal and interest according to the contractual terms of the loan's original agreement. When a specific loan is determined to be impaired, the allowance for possible loan losses is increased through a charge to expense for the amount of the impairment. For all non-consumer loans, impairment is measured based on value of the underlying collateral. The value of the underlying collateral is determined by reducing the collateral's estimated current value by anticipated selling costs. The Company's impaired loans are the same as those non-consumer loans currently reported as non-accrual. The Company recognizes interest income on impaired loans only to the extent that cash payments are received.

REAL ESTATE OWNED

Real estate owned is recorded at the fair value at the date of acquisition, with a charge to the allowance for loan losses for any excess of cost over fair value. Subsequently, real estate owned is carried at the lower of cost or fair value, less estimated selling costs. Certain costs incurred in preparing properties for sale are capitalized, and expenses of holding foreclosed properties are charged to operations as incurred. Other assets include $291 and $168 of real estate and other personal property acquired through foreclosure at December 31, 2000 and 1999, respectively.

CASH SURRENDER VALUE OF LIFE INSURANCE

The Company has acquired life insurance policies covering certain key employees for which the Company is the beneficiary. The Company makes one-time lump-sum payments as key employees are identified. Earnings on the premiums paid are expected to exceed future premiums and expenses associated with the policies and thus result in an increase in the cash surrender value of the policies.

PREMISES AND EQUIPMENT

Premises and equipment, including leasehold improvements, are stated at cost, less accumulated amortization and depreciation. Depreciation and amortization are computed using the straight-line and double declining balance methods over the estimated useful lives of the assets or leases ranging from 5 to 40 years.

GOODWILL

Goodwill reflects the excess of cost over fair value of identifiable net assets which were acquired during 1997. Goodwill is amortized over 25 years. Accumulated amortization as of December 31, 2000 and 1999 was $2,498 and $1,832, respectively.

CORE DEPOSIT INTANGIBLE

Core deposit intangible represents the intangible value of depositor relationships resulting from deposit liabilities assumed in a 1997 acquisition and is amortized using an accelerated method based on an estimated runoff of the related deposits, not exceeding 10 years. Accumulated amortization as of December 31, 2000 and 1999 was $2,787 and $2,207, respectively.

LONG-LIVED ASSETS

Long-lived tangible and intangible assets including goodwill are reviewed for impairment whenever events or circumstances provide evidence that suggests the carrying amount of the asset may not be recoverable. An impairment loss is recognized if the sum of the undiscounted expected future cash flows is less than the carrying amount of the asset. The amount of the impairment loss, if any, is based on the asset's fair value which may be estimated by discounting the expected future cash flows.

INCOME TAXES

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using the enacted tax rates applicable to taxable income for the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

WesterFed Financial Corporation and Subsidiaries

(Dollars in thousands, except per share data)

WesterFed and its subsidiaries file consolidated Federal and state income tax returns.

FINANCIAL INSTRUMENTS

The Company periodically enters into interest rate exchange agreements (Swaps) and interest rate cap agreements (Caps) as part of its overall asset/liability management strategies. Estimated amounts to be received or paid on the Swap settlement dates are accrued when realized. The net Swap settlements are reflected in interest expense. Transaction fees on Caps are amortized to interest expense over the life of the related Caps using the straight-line method. Any payments received on Caps are reflected in operations.

STOCK BASED COMPENSATION

The cost of stock based compensation issued to third parties is measured at the grant date based on the fair value of the award. For grants to employees, compensation cost is the excess of the market price of the stock at the grant date over the amount an employee must pay to acquire the stock.

COMPREHENSIVE INCOME

Comprehensive income includes net income, as well as other changes in stockholders' equity that result from transactions and economic events other than those with stockholders. The Company's only significant element of other comprehensive income is unrealized gains and losses on available-for-sale investment securities.

EARNINGS PER SHARE

Basic earnings per common share is calculated by dividing net income by the weighted average number of common shares outstanding during the period less unvested RRP and unallocated ESOP shares. Diluted earnings per common share is calculated by dividing net income by the weighted average number of common shares used to compute basic EPS plus the incremental amount of potential common stock determined by the treasury stock method.

RECLASSIFICATIONS

Certain reclassifications have been made to the December 31, 1999 and June 30, 1999 and 1998 financial statements to conform with the December 31, 2000 presentation.

(2) CHANGE IN FISCAL YEAR

Effective December 31, 1999, WesterFed changed its reporting period from a fiscal year ended June 30 to a calendar year end. Accordingly, results of operations for the transition period ended December 31, 1999 cover a six-month period. The following condensed statements of income present financial data for the six months ended December 31, 2000 and the comparable six month period of the prior year. These statements are for comparative purposes only.

                                                                   Six Months Ended
                                                                     December 31,
                                                                -----------------------
                                                                    2000         1999
                                                                -----------     -------
                                                                (Unaudited)
Interest income .............................................     $ 35,195       35,606
Interest expense ............................................       20,097       19,385
                                                                  --------      -------
  Net interest income .......................................       15,098       16,221
Provision for loan losses ...................................       (1,700)        (880)
                                                                  --------      -------
  Net interest income after provision for loan losses .......       13,398       15,341

WesterFed Financial Corporation and Subsidiaries

(Dollars in thousands, except per share data)

                                                                   Six Months Ended
                                                                     December 31,
                                                                -----------------------
                                                                    2000         1999
                                                                -----------     -------
                                                                (Unaudited)
Noninterest income ..........................................     $  4,716        3,965
Noninterest expense .........................................      (11,735)     (12,848)
                                                                  --------      -------
  Income before income tax expense ..........................        6,379        6,458

Income tax expense ..........................................       (2,454)      (2,483)
                                                                  --------      -------
  Net income ................................................     $  3,925        3,975
                                                                  ========      =======
Net income per common share:
  Basic .....................................................     $   1.00         0.93
                                                                  ========      =======
  Diluted ...................................................     $   0.97         0.89
                                                                  ========      =======

(3) REGULATORY MATTERS

WesterFed's ability to pay dividends is dependent upon the dividends it receives from the Bank, which are subject to regulations and the Bank's continued compliance with all regulatory capital requirements as specified by the Office of Thrift Supervision (OTS). A "Tier 1" institution, which is defined as an institution that has capital immediately prior to a proposed capital distribution that is equal to or greater than the amount of its fully phased-in capital requirement, is authorized to make capital distributions during a calendar year up to the higher of 100% of its net income to date during the calendar year plus the amount that would reduce by one-half its surplus capital ratio at the beginning of the calendar year, or 75% of its net income over the most recent four-quarter period. The Bank is a Tier 1 institution.

The OTS has amended its capital distribution regulation effective April 1, 1999. Associations that are subsidiaries of a savings and loan holding company must file a notice with the OTS at least 30 days before the proposed declaration of a dividend or approval of the proposed capital distribution by its Board of Directors. In addition, the savings institution now must obtain prior approval from the OTS if it fails to meet certain regulatory conditions or if, after giving effect to the proposed distribution, the institution's capital distributions in a calendar year would exceed its year-to-date net income plus retained net income for the preceding two years or the association would not be at least adequately capitalized.

The Bank may also not declare or pay a cash dividend on, or repurchase any of, its common stock if the effect thereof would cause the regulatory capital of the Bank to be reduced below the amount required for a liquidation account, which was established at the date the Bank completed its conversion from a mutual to a stock form of savings bank.

Capital standards require the Bank to have minimum regulatory tangible capital equal to 1.5% of adjusted total assets, a minimum 3.0% core capital ratio and an 8.0% risk-based capital ratio. In addition, federal banking agencies have adopted regulations which establish a system for prompt regulatory corrective action with respect to depository institutions which do not meet minimum capital requirements. The "prompt corrective action" (PCA) regulations established five categories related to the level of capital of the depository institution: (1) well-capitalized, (2) adequately capitalized, (3) under-capitalized, (4) significantly undercapitalized, and (5) critically undercapitalized. At December 31, 2000, the most recent notification from the OTS categorized the Bank as well capitalized for PCA purposes.

WesterFed Financial Corporation and Subsidiaries

(Dollars in thousands, except per share data)

The Bank's compliance with capital requirements follows:

                                                                                         Minimum to                Minimum
                                                                                        be adequately             to be well
                                                                                      capitalized under        capitalized under
                                                                                      prompt corrective        prompt corrective
                                                                  Actual               action provision        action provision
                                                            -------------------      -------------------      -------------------
                                                             Amount      Ratio        Amount      Ratio        Amount      Ratio
                                                            --------     ------      --------     ------      --------     ------
As of December 31, 2000:
   Total capital (to risk-weighted assets) ............     $ 80,199      13.50%     $ 47,537       8.00%     $ 59,421      10.00%
   Core (Tier 1) capital (to risk-weighted assets) ....       73,925      12.44        23,768       4.00        35,653       6.00
   Core (Tier 1) capital (to adjusted assets) .........       73,925       8.14        36,312       4.00        45,390       5.00
   Tangible capital (to tangible assets) ..............       73,925       8.14        13,617       1.50        13,617       1.50
                                                            ========     ======      ========     ======      ========     ======

As of December 31, 1999:
   Total capital (to risk-weighted assets) ............     $ 74,336      12.09%     $ 49,179       8.00%     $ 61,473      10.00%
   Core (Tier 1) capital (to risk-weighted assets) ....       69,142      11.25        24,589       4.00        36,884       6.00
   Core (Tier 1) capital (to adjusted assets) .........       69,142       7.06        39,177       4.00        48,971       5.00
   Tangible capital (to tangible assets) ..............       69,142       7.06        14,691       1.50        14,691       1.50
                                                            ========     ======      ========     ======      ========     ======

The following is a reconciliation of total stockholders' equity as shown on the consolidated balance sheet and tangible, core and risk-based regulatory capital of the Bank at December 31, 2000 and 1999:

                                                                                 December 31,      December 31,
                                                                                     2000               1999
                                                                                 ------------      ------------
Total stockholders' equity ....................................................    $ 94,222             89,525
  Less: Nonqualifying equity of WesterFed and nonqualifying subsidiaries ......      (2,861)            (4,622)
        Goodwill and other intangibles ........................................     (16,918)           (18,164)
        Nonqualifying mortgage loan servicing .................................        (355)              (527)
        Unrealized (gains) losses on certain securities available-for-sale ....        (163)             2,930
                                                                                   --------           --------
Tangible and Core capital .....................................................      73,925             69,142

  Add:  Allowance for loan losses .............................................       7,356              5,161
        Unrealized gain on certain available-for-sale equity securities .......          46                 33
        Equity investments and other assets ...................................      (1,128)                --
                                                                                   --------           --------
Risk-based capital ............................................................    $ 80,199           $ 74,336
                                                                                   ========           ========

WesterFed Financial Corporation and Subsidiaries

(Dollars in thousands, except per share data)

(4) INVESTMENT SECURITIES

The amortized cost and estimated fair values of investment securities follow:

                                                                                  December 31, 2000
                                                               --------------------------------------------------------
                                                                                Gross           Gross         Estimated
                                                               Amortized      unrealized      unrealized        fair
                                                                  cost          gains           losses          value
                                                               ---------      ----------      ----------      ---------
INVESTMENT SECURITIES HELD-TO-MATURITY:
Corporate obligations ...................................       $  3,999              2              --           4,001
Other investments .......................................          2,088            495              --           2,583
                                                                --------       --------        --------        --------
                                                                   6,087            497              --           6,584
Mortgage-backed securities ..............................         63,578          1,197            (155)         64,620
                                                                --------       --------        --------        --------
   Total investment securities held-to-maturity .........       $ 69,665          1,694            (155)         71,204
                                                                ========       ========        ========        ========
INVESTMENT SECURITIES AVAILABLE-FOR-SALE:
Federal agency obligations ..............................       $ 39,653            104            (258)         39,499
Corporate obligations ...................................         14,851             99             (74)         14,876
Other ...................................................          3,772            310              --           4,082
                                                                --------       --------        --------        --------
                                                                  58,276            513            (332)         58,457
Mortgage-backed securities ..............................         82,395            474            (381)         82,488
                                                                --------       --------        --------        --------
   Total investment securities available-for-sale .......       $140,671            987            (713)        140,945
                                                                ========       ========        ========        ========

                                                                                  December 31, 1999
                                                               --------------------------------------------------------
                                                                                Gross           Gross         Estimated
                                                               Amortized      unrealized      unrealized        fair
                                                                  cost          gains           losses          value
                                                               ---------      ----------      ----------      ---------
INVESTMENT SECURITIES HELD-TO-MATURITY:
Corporate obligations ...................................       $  6,991              7             (17)          6,981
Other investments .......................................          2,214             --              --           2,214
                                                                --------       --------        --------        --------
                                                                   9,205              7             (17)          9,195
Mortgage-backed securities ..............................         77,672            738            (484)         77,926
                                                                --------       --------        --------        --------
   Total investment securities held-to-maturity .........       $ 86,877            745            (501)         87,121
                                                                ========       ========        ========        ========
INVESTMENT SECURITIES AVAILABLE-FOR-SALE:
Federal agency obligations ..............................       $ 87,331             --          (2,164)         85,167
Corporate obligations ...................................         18,432              6            (378)         18,060
Other ...................................................          2,893             92              --           2,985
                                                                --------       --------        --------        --------
                                                                 108,656             98          (2,542)        106,212
Mortgage-backed securities ..............................         83,563            229          (2,516)         81,276
                                                                --------       --------        --------        --------
   Total investment securities available-for-sale .......       $192,219            327          (5,058)        187,488
                                                                ========       ========        ========        ========

WesterFed Financial Corporation and Subsidiaries

(Dollars in thousands, except per share data)

Expected maturities may differ from contractual maturities because issuers may have the right to call or repay obligations at par value without prepayment penalties. The cost and estimated fair value of investment securities at December 31, 2000, by contractual maturity, are shown below:

                                                                           Fair
                                                               Cost        value
                                                              -------     ------
INVESTMENT SECURITIES HELD-TO-MATURITY
Due in:
   Less than one year ...................................     $   999      1,000
   One to five years ....................................       3,199      3,226
   Five to ten years ....................................         331        436
   After ten years ......................................       1,558      1,922
                                                              -------     ------
                                                              $ 6,087      6,584
                                                              =======     ======
INVESTMENT SECURITIES AVAILABLE-FOR-SALE
Due in:
   Less than one year ...................................     $ 9,256      9,245
   One to five years ....................................      41,024     40,962
   Five to ten years ....................................       2,649      2,660
   After ten years ......................................       5,344      5,484
   Other ................................................           3        106
                                                              -------     ------
                                                              $58,276     58,457
                                                              =======     ======

Gross proceeds from sales of investment securities available-for-sale for the year ended December 31, 2000, the six months ended December 31, 1999 and for the years ended June 30, 1999 and 1998 were $50,467, $3,314, $21,961, and $19,287, respectively. These sales resulted in gross gains of $18, $13, $89 and $108 for the year ended December 31, 2000, the six months ended December 31, 1999 and for the years ended June 30, 1999 and 1998, respectively, and gross losses of $1,082, $0, $0 and $11 for the year ended December 31, 2000, the six months ended December 31, 1999 and for the years ended June 30, 1999 and 1998, respectively.

Pursuant to a collateral agreement with the FHLB, all unpledged, qualifying investment securities, including those available-for-sale, are pledged to secure advances from the FHLB.

Expected maturities of mortgage-backed securities will differ from contractual maturities because issuers may have the right to prepay obligations with or without penalties. The contractual weighted average life of mortgage-backed securities is approximately 14 years at December 31, 2000.

Mortgaged backed securities with amortized cost of $35,537 and $38,621 at December 31, 2000 and 1999, respectively, were pledged to secure public deposits and securities sold under repurchase agreements. The approximate market value of securities pledged at December 31, 2000 and 1999 was $36,016 and $38,597, respectively. All pledged securities are held in a custody account by a third party.

WesterFed Financial Corporation and Subsidiaries

(Dollars in thousands, except per share data)

(5) LOANS RECEIVABLE

A summary of loans receivable follows:

                                                                  December 31,     December 31,
                                                                      2000             1999
                                                                  ------------     ------------
Loans secured by real estate:
        1-4 residential units ..............................       $ 234,803          259,570
        5 or more residential units ........................          30,356           35,563
        Construction .......................................          34,605           18,775
        Commercial .........................................          95,183           78,833
        Agriculture ........................................          14,701           11,625
        Other nonresidential ...............................          11,075            8,348
        FHA insured or VA guaranteed .......................           5,350            6,781
                                                                   ---------        ---------
               Total real estate loans .....................         426,073          419,495
Less:
        Net deferred loan origination fees .................            (919)          (1,145)
        Undisbursed loan funds .............................          (5,005)          (5,240)
        Purchased discounts ................................            (646)            (852)
        Allowance for loan losses ..........................          (1,735)          (2,353)
                                                                   ---------        ---------
               Net real estate loans .......................         417,768          409,905
Other loans:
        Commercial (Non real estate) .......................          59,244           45,361
        Agriculture (Non real estate) ......................          21,195           22,825
        Loans to depositors, secured by deposits ...........           1,183            1,387
        Indirect consumer loans ............................          32,017           54,418
        Other consumer loans -- real estate secured ........          35,381           36,153
        Other consumer loans ...............................          65,005           53,510
        Allowance for loan losses ..........................          (5,621)          (2,808)
                                                                   ---------        ---------
               Net other loans .............................         208,404          210,846
                                                                   ---------        ---------
Net loans ..................................................         626,172          620,751
Less loans available-for-sale ..............................          (3,041)          (4,470)
                                                                   ---------        ---------
Loans receivable, net ......................................         623,131        $ 616,281
                                                                   =========        =========

A summary of nonperforming loans follows:

                                                  December 31,          June 30,
                                                ----------------    ----------------
                                                 2000      1999      1999      1998
                                                ------    ------    ------    ------
Nonaccrual loans ...........................    $4,021     2,893     3,049     3,989
Loans 90 days or more delinquent
        and still accruing .................        --        60       775       626
                                                ------    ------    ------    ------
        Total nonperforming loans ..........    $4,021     2,953     3,824     4,615
                                                ======    ======    ======    ======
Contractual interest due ...................    $  292       193       223       271
                                                ======    ======    ======    ======

WesterFed Financial Corporation and Subsidiaries

(Dollars in thousands, except per share data)

Interest income recognized on nonaccrual loans during the year ended December 31, 2000 and the six months ended December 31, 1999 and for the years ended June 30, 1999 and 1998 was insignificant. At December 31, 2000, there were no commitments to lend additional funds to borrowers whose loans are classified as nonperforming.

Impaired loans at December 31, 2000 and 1999 are $3,312 and $2,385, respectively, of which no impairment allowance was deemed necessary. The average recorded investment in impaired loans for the year ended December 31, 2000 and the six months ended December 31, 1999 and for the years ended June 30, 1999 and 1998 was approximately $2,849, $2,111, $2,161 and $1,715, respectively. Interest income recognized on impaired loans for the year ended December 31, 2000 and the six months ended December 31, 1999 and for the years ended June 30, 1999 and 1998 was not significant.

An analysis of the allowance for loan losses follows:

                                                      Year          Six Months
                                                      Ended           Ended             Year Ended June 30,
                                                   December 31,     December 31,      ----------------------
                                                      2000             1999            1999            1998
                                                   ------------     ------------      ------          ------
Balance at beginning of period .............         $ 5,161           5,079           4,907           4,651
Provision charged to operations ............           2,600             880           1,300             840
Charge-offs ................................            (745)           (986)         (1,228)           (637)
Recoveries .................................             340             188             100              53
                                                     -------          ------          ------          ------
Balance at end of period ...................         $ 7,356           5,161           5,079           4,907
                                                     =======          ======          ======          ======

Mortgage loans serviced for others are not included in the accompanying consolidated financial statements. The unpaid balances of these loans were approximately $212,700, $219,800, $223,400 and $260,300 at December 31, 2000 and
1999 and June 30, 1999 and 1998, respectively.

Mortgage servicing rights are included in other assets and an analysis of activity follows:

                                                     Year       Six Months
                                                     Ended         Ended        Year Ended June 30,
                                                  December 31,  December 31,   ----------------------
                                                     2000           1999        1999            1998
                                                  ------------  ------------   ------          ------
Balance at beginning of period .............         $ 527           602        1,062           1,239
Additions ..................................            24            15           23              37
Amortization ...............................          (196)          (90)        (213)           (214)
Provision for impairment ...................            --            --         (270)             --
                                                     -----          ----       ------          ------
Balance at end of period ...................         $ 355           527          602           1,062
                                                     =====          ====       ======          ======

At December 31, 2000, the fair value of all mortgage servicing rights was approximately $3,344. The fair value was obtained from the Office of Thrift Supervision Risk Management Division.

WesterFed Financial Corporation and Subsidiaries

(Dollars in thousands, except per share data)

(6) INTEREST RECEIVABLE

A summary of interest receivable follows:

                                                           December 31,      December 31,
                                                               2000             1999
                                                           ------------      ------------
Loans .................................................       $4,662            4,445
Investment securities .................................        1,967            3,044
Interest-bearing deposits .............................           --                3
                                                              ------            -----
                                                              $6,629            7,492
                                                              ======            =====

(7) PREMISES AND EQUIPMENT

Premises and equipment is summarized as follows:

                                                            December 31,      December 31,
                                                                2000             1999
                                                            ------------      ------------
Land ................................................         $  5,567            5,822
Office buildings and leasehold improvements .........           25,759           26,847
Furniture, fixtures and equipment ...................           10,580           10,814
                                                              --------          -------
                                                                41,906           43,483
Less accumulated depreciation and amortization ......          (16,796)         (16,006)
                                                              --------          -------
                                                              $ 25,110           27,477
                                                              ========          =======

(8) DEPOSITS

Deposits are summarized as follows:

                                                      December 31,     December 31,
                                                          2000            1999
                                                      ------------     ------------
Certificates of deposit .......................         $335,582         371,486
Savings accounts ..............................           71,769          87,206
Money market accounts .........................           78,162          78,482
NOW accounts ..................................           78,290          82,506
                                                        --------         -------
        Total interest-bearing ................          563,803         619,680
Noninterest-bearing demand ....................           42,297          38,724
                                                        --------         -------
                                                        $606,100         658,404
                                                        ========         =======

WesterFed Financial Corporation and Subsidiaries

(Dollars in thousands, except per share data)

Certificates of deposit at December 31, 2000 mature as follows:

                                                 Less     One to     Two to     Three   Four to
                                                 than       two       three    to four    five      There-
                                               one year    years      years     years     years     after     Total
                                              ---------   ------     ------    -------  --------    ------   -------
2.00% to 3.99%..............................  $   1,835       53          5         1        --        --      1,894
4.00% to 4.99%..............................      9,579    1,538        151       252        --        --     11,520
5.00% to 5.99%..............................     52,399    8,073      2,998     1,707       426        22     65,625
6.00% to 6.99%..............................    177,638   13,829      6,248       237     3,374        --    201,326
7.00% to 8.99%..............................      5,926      381        241        10        65        --      6,623
                                              ---------   ------     ------     -----     -----      ----    -------
                                                247,377   23,874      9,643     2,207     3,865        22    286,988
Jumbo ($100,000 or more)....................     43,591    2,508      2,028       245       222        --     48,594
                                              ---------   ------     ------     -----     -----      ----    -------
        Total certificates of deposit.......  $ 290,968   26,382      1,671     2,452     4,087        22    335,582
                                              =========   ======     ======     =====     =====      ====    =======

(9) REPURCHASE AGREEMENTS

Repurchase agreements generally mature on the next banking day. The securities underlying agreements to repurchase are for the same securities originally sold and are held in a custody account by a third party. For the years ended December 31, 2000 and 1999, securities sold under agreements to repurchase averaged approximately $7,347 and $7,995, respectively. The maximum outstanding at any month end during the years ended December 31, 2000 and 1999 was approximately $10,146 and $9,568, respectively. Interest rates at December 31, 2000 and 1999 were 5.44% and 4.92%, respectively.

(10) BORROWED FUNDS

Advances from the FHLB and other borrowings are summarized as follows:

                                               December 31,     December 31,
                                                   2000             1999
                                               ------------     ------------
Advances from FHLB ...........................   $198,404          226,769
8.5% contract payable ........................        167              186
Collateralized mortgage obligations ..........         --              123
                                                 --------         --------
                                                 $198,571          227,078
                                                 ========         ========

Advances from FHLB bear interest at rates from 4.77% to 8.11% (weighted average rate of 6.30% at December 31, 2000). Principal requirements are presented at the earlier of call or maturity date as follows:

    Years ending December 31,
    -------------------------
            2001............................................. $125,430
            2002.............................................   45,746
            2003.............................................    9,895
            2004.............................................    6,307
            2005.............................................    2,234
            Thereafter.......................................    8,792
                                                              --------
                                                              $198,404
                                                              ========

WesterFed Financial Corporation and Subsidiaries

(Dollars in thousands, except per share data)

Advances from the FHLB are secured by pledges of FHLB stock of $13,062 and $15,154 at December 31, 2000 and 1999, respectively, and a blanket assignment of the Bank's unpledged, qualifying mortgage loans and investment securities.

The contract payable requires monthly payments of principal and interest of $3, maturing in November 2016. The contract payable is secured by real estate. The Bank has amounts available for borrowing under the FHLB Cash Management Advance Program up to $99,461. There was $800 outstanding at December 31, 2000. There were no amounts outstanding under the program as of December 31, 1999.

(11) INCOME TAXES

A summary of the provision for income taxes follows:

                                 Year          Six Months
                                 Ended           Ended          Year Ended June 30,
                              December 31,     December 31,     -------------------
                                 2000             1999          1999          1998
                              ------------     ------------     -----         -----
Federal:
   Current .............        $ 5,027           2,034         3,469         3,582
   Deferred ............         (1,025)              2           141           315
                                -------          ------         -----         -----
                                  4,002           2,036         3,610         3,897
                                -------          ------         -----         -----
State:
   Current .............          1,056             426           762           753
   Deferred ............           (175)             21            31           110
                                -------          ------         -----         -----
                                    881             447           793           863
                                -------          ------         -----         -----
                                $ 4,883           2,483         4,403         4,760
                                =======          ======         =====         =====

The effective tax rates for the year ended December 31, 2000, the six months ended December 31, 1999 and for the years ended June 30, 1999 and 1998 are 38.4%, 38.4%, 38.9% and 39.6%, respectively. A reconciliation between income tax expense and the amount computed by multiplying the applicable statutory federal income tax rate of 34% follows:

                                                                     Year          Six Months
                                                                     Ended            Ended         Year Ended June 30,
                                                                  December 31,     December 31,   ----------------------
                                                                      2000             1999        1999            1998
                                                                  ------------     ------------   ------          ------
Computed "expected" Federal tax expense ....................         $ 4,319           2,196       3,851           4,086
Earnings and payout on life insurance policies .............            (131)            (56)       (147)            (99)
State income taxes, net of Federal income tax benefit ......             581             295         523             567
Goodwill amortization ......................................             226             113         226             215
Low income housing credit ..................................             (77)            (75)        (75)            (77)
Other ......................................................             (35)             10          25              68
                                                                     -------           -----       -----           -----
                                                                     $ 4,883           2,483       4,403           4,760
                                                                     =======           =====       =====           =====

WesterFed Financial Corporation and Subsidiaries

(Dollars in thousands, except per share data)

The tax effects of temporary differences that give rise to deferred tax assets and liabilities are as follows:

                                                                                         December 31,   December 31,
                                                                                             2000          1999
                                                                                         ------------   ------------
DEFERRED TAX ASSETS:
        Loans, principally allowance for loan losses ...................................    $2,829         1,985
        Employee benefits, principally deferred compensation and accrued vacation ......     1,328         1,194
        Purchased excess tax bases .....................................................       988         1,106
        Loans, principally differences in bases ........................................       249           328
        Investment securities, principally differences in bases ........................       525           633
        Market value adjustment of investment securities available-for-sale ............        --         1,801
                                                                                            ------         -----
                      Gross deferred income tax assets .................................     5,919         7,047
                                                                                            ------         -----
DEFERRED TAX LIABILITIES:
        FHLB stock dividends ...........................................................     3,964         3,614
        Fixed assets, principally difference in bases and depreciation .................     1,331         1,576
        Core deposit intangible ........................................................     1,085         1,308
        Deferred loan fees and origination costs .......................................       288           340
        Market value adjustment of investment securities available-for-sale ............       104            --
        Life insurance contract income .................................................        52            49
        Loans, due primarily to tax bad debt reserves in excess of base year amount ....        80           284
        Loan servicing premium .........................................................        62           104
        Other ..........................................................................       216           330
                                                                                            ------         -----
                      Gross deferred income tax liabilities ............................     7,182         7,605
                                                                                            ------         -----
                 Net deferred income tax liability .....................................    $1,263           558
                                                                                            ======         =====

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the existence of, or generation of, taxable income in the periods which those temporary differences are deductible. Management considers the scheduled reversal of deferred tax liabilities, taxes paid in carryback years, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projection for future taxable income over the periods which the deferred tax assets are deductible, at December 31, 2000, management believes it is more likely than not that the Company will realize the benefits of these deductible differences.

(12) COMMITMENTS AND CONTINGENCIES

The Company leases certain land, premises and equipment from third parties under operating leases. Total rental expense for the year ended December 31, 2000, the six months ended December 31, 1999 and for the years ended June 30, 1999 and 1998 was $186, $97, $198 and $197, respectively. The total future minimum rental commitments required under operating leases that have initial or remaining noncancelable lease terms in excess of one year at December 31, 2000 are as follows:

               Years ended December 31,                         Amount
               ------------------------                         -------
                         2001                                   $   150
                         2002                                       137
                         2003                                       137
                         2004                                       137
                         2005                                       137
                      Thereafter                                  1,167
                                                                -------
          Total minimum future rental expense                   $ 1,865
                                                                =======

WesterFed Financial Corporation and Subsidiaries

(Dollars in thousands, except per share data)

The Company is the lessor of office space in certain of its branch office buildings under operating leases expiring in future years. Management expects as operating leases expire in the normal course of business, they will be renewed or replaced by leases on other properties at current market rental rates at the time of renewal. Approximate minimum future rentals to be received under non-cancelable leases subsequent to December 31, 2000 are as follows:

           Years ended December 31,                    Amount
           ------------------------                    ------
                     2001                              $  648
                     2002                                 215
                     2003                                 110
                     2004                                  71
                                                       ------
      Total minimum future rental income               $1,044
                                                       ======

The Bank is a defendant in various matters of litigation generally incidental to its business. In the opinion of management, following consultation with legal counsel, liabilities arising from these proceedings, if any, will not have a material impact on the Company's liquidity, financial condition or results of operations.

On February 15, 2000 the Company announced the authorization of a plan to repurchase up to 7.5% of its outstanding shares in the open market during a twelve month period depending on market conditions. During the year ended December 31, 2000, the Company repurchased 319,500 shares under this plan.

(13) EMPLOYEE BENEFIT PLANS

EMPLOYEE STOCK OWNERSHIP PLAN (ESOP)

Effective July 1, 1993 the Board of Directors approved the adoption of an ESOP covering substantially all employees. The ESOP purchased 354,933 shares of WesterFed's common stock for $10 per share in connection with the conversion to stock ownership. The ESOP borrowed $3,549 from WesterFed to fund the purchase, evidenced by a note receivable recorded by WesterFed, secured by the common stock purchased by the ESOP. The terms of the note require quarterly principal payments from the ESOP of approximately $57, bearing interest at 7.26%, maturing December 2008. Contributions of cash or common stock are made from the Bank to the ESOP at the discretion of the Board of Directors. Dividends on common shares held by the ESOP are paid to the ESOP and, together with Bank contributions, are used by the ESOP to repay principal and interest on the outstanding note. For financial reporting purposes, the note receivable is classified as a reduction of consolidated stockholders' equity and amounts paid to WesterFed for interest have been eliminated in consolidation. The dividends on the unallocated ESOP shares are not recorded as dividends in the consolidated statements of stockholders' equity.

The Company records compensation expense equal to the fair value of shares at the date such shares are made available for allocation to plan participants' accounts. Shares become available for allocation as the ESOP repays the note receivable recorded by WesterFed. The Company recognized expense relating to the ESOP of $305, $150, $372 and $580 for the years ended December 31, 2000, the six months ended December 31, 1999 and the years ended June 30, 1999 and 1998, respectively.

The ESOP shares were as follows:

                                                         December 31,      December 31,
                                                             2000              1999
                                                         ------------      ------------
Allocated shares .......................................    202,925           179,128
Unallocated shares .....................................    152,008           175,805
                                                           --------          --------
    Original ESOP common shares ........................    354,933           354,933
Shares distributed to participants .....................    (49,198)          (31,718)
                                                           --------          --------
Common shares held by ESOP .............................    305,735           323,215
                                                           ========          ========

At December 31, 2000, the fair value of the unallocated shares was approximately $3,306,000.

WesterFed Financial Corporation and Subsidiaries

(Dollars in thousands, except per share data)

STOCK OPTION AND INCENTIVE PLAN

The stockholders have approved a Stock Option and Incentive Plan (the Stock Option Plan). The terms of the Stock Option Plan provide for the granting of up to 443,665 shares of common stock to certain officers and directors. The Stock Option Plan provides for the granting of incentive stock options, nonqualified stock options, stock appreciation rights, limited stock appreciation rights, or restricted stock, or any combination thereof (collectively, the Awards).

At June 30, 1997, the Company had granted all options available (the options) under the Stock Option Plan. The term of the outstanding options may not exceed 10 years from the date the options are granted. Stock options are generally granted at an option price of not less than the fair market value of the related stock at the grant date. For incentive stock options, a maximum of 10,000 shares per Stock Option Plan participant are exercisable per year. All stock options awarded were exercisable at the grant date.

EQUITY INCENTIVE PLAN

In conjunction with the acquisition of Security Bancorp (see Note 25), the stockholders of the Company approved the Equity Incentive Plan (the "Incentive Plan"). The Incentive Plan provides for granting various awards to directors, officers, and employees of WesterFed or any of its subsidiary corporations of various awards up to 250,000 shares of Common Stock. The Incentive Plan provides for awards in the form of stock options, stock appreciation rights, other securities and property and restricted stock (collectively, Incentive Awards).

The Company has granted Incentive Awards in the form of stock options during the year ended December 31, 2000, the six months ended December 31, 1999 and the year ended June 30, 1999 which allow holders to acquire 50,000, 48,500 and 50,000 common shares, respectively. The term of the options may not exceed 15 years from the date the options are granted. The exercise price for the purchase of shares subject to a stock option may not be less than 100% of the market value of the shares covered by the option on the date of grant. During any calendar year, no participant may be granted Incentive Awards under the Incentive Plan with respect to more than 50,000 shares. There were no awards granted in the year ended June 30, 1998.

The Board of Directors of the Company periodically grants stock options on a discretionary basis to employees. During the year ended June 30, 1999, discretionary options were granted for the option holder to acquire 10,000 shares. There were no such grants in the year ended December 31, 2000, the six months ended December 31, 1999 or the year ended June 30, 1998.

RECOGNITION AND RETENTION PLAN (RRP)

Under the RRP, common stock has been granted to certain officers, directors and employees. Deferred compensation is recorded at the date of the stock award based on the fair value of the shares granted. Vesting occurs in four equal, annual installments and the related deferred compensation is expensed over the same period. For financial reporting purposes the unamortized deferred compensation balance is classified as a reduction of consolidated stockholders' equity. Officers, directors and employees awarded shares retain voting rights and, if dividends are paid, dividend privileges during the vesting period. RRP compensation expense of $38, $13, $77 and $188 has been recorded for the year ended December 31, 2000, the six months ended December 31, 1999 and for the years ended June 30, 1999 and 1998, respectively.

The following table reflects option activity for both the Stock Option Plan and Incentive Plan:

                                                         Common     Weighted Average
                                                         Shares      Exercise Price
                                                         -------    ----------------
Year ending June 30, 1998:
  Options outstanding, beginning of period ....          572,804        $11.25
  Granted .....................................               --            --
  Exercised ...................................          (37,978)        14.67
                                                         -------
  Outstanding, end of period ..................          534,826         11.34
                                                         =======
  Exercisable, end of period ..................          533,340         11.34
                                                         =======

WesterFed Financial Corporation and Subsidiaries

(Dollars in thousands, except per share data)

                                                     Common         Weighted Average
                                                     Shares         Exercise Price
                                                     -------        ----------------
Year ending June 30, 1999:
  Granted .................................           60,000          $   16.16
  Exercised ...............................          (36,116)             11.19
                                                     -------
  Outstanding, end of period ..............          558,710              12.11
                                                     =======
  Exercisable, end of period ..............          483,510              11.20
                                                     =======
Six months ending December 31, 1999:
  Granted .................................           48,500              16.50
  Exercised ...............................          (35,716)             12.40
                                                     -------
  Outstanding, end of period ..............          571,494              12.61
                                                     =======
  Exercisable, end of period ..............          447,794              11.30
                                                     =======
Year ending December 31, 2000:
  Granted .................................           50,000              15.70
  Exercised ...............................          (84,484)             10.81
  Expired/forfeited .......................           (4,971)             10.76
                                                     -------
  Outstanding, end of period ..............          532,039              13.35
                                                     =======
  Exercisable, end of period ..............          441,364              12.54
                                                     =======

Information regarding options outstanding and exercisable at December 31, 2000 follows:

                               Options Outstanding                      Options Exercisable
                    -------------------------------------------     --------------------------
                                                     Weighted
                                 Weighted             average                     Weighted
     Range of       Common       average              remain        Common        average
  exercise price    shares    exercise price       life in yrs.     shares     exercise price
 ---------------    ------    --------------       ------------     ------     --------------
 $ 3.65 --  6.54      2,047      $ 6.33                 1.8           2,047        $6.33
  10.00 -- 12.72    300,823       10.23                 3.1         300,823        10.23
  16.16 -- 21.50    229,169       17.50                 8.0         138,494        17.66
                    -------                                         -------
                    532,039       13.35                 5.2         441,364        12.54
                    =======                                         =======

No compensation cost has been recognized in the consolidated statements of income for options granted under the plans. Had compensation cost for options granted been determined based on the estimated fair value of the options issued at the dates of grant, the Company's net income and income per common share amounts would have been as follows:

                                                      Year        Six Months
                                                      Ended          Ended         Year Ended June 30,
                                                   December 31,   December 31,     -------------------
                                                      2000           1999          1999          1998
                                                   -----------    ------------     -----         -----
Net income, as reported ....................         $7,819          3,975         6,923         7,260
                                                     ======          =====         =====         =====
Net income, pro forma ......................         $7,532          3,929         6,865         7,228
                                                     ======          =====         =====         =====

WesterFed Financial Corporation and Subsidiaries

(Dollars in thousands, except per share data)

                                             Year         Six Months
                                             Ended           Ended           Year Ended June 30,
                                         December 31,     December 31,     -----------------------
                                             2000             1999          1999             1998
                                         ------------     ------------     ------           ------
Income per common share:
        As reported:
        Basic ..........................    $ 1.98             0.93          1.43             1.37
                                            ======           ======        ======           ======
        Diluted ........................    $ 1.91             0.89          1.37             1.29
                                            ======           ======        ======           ======
        Pro forma:
        Basic ..........................    $ 1.90             0.92          1.42             1.36
                                            ======           ======        ======           ======
        Diluted ........................    $ 1.84             0.88          1.35             1.29
                                            ======           ======        ======           ======

The fair value of the options granted was estimated using the Black-Scholes model with the following assumptions: for the year ended December 31, 2000; dividend yield of 3.3%; expected life of 1.5 years; volatility of 26%; and a risk-free interest rate of 5.1%; for the six months ended December 31, 1999; dividend yield of 2.5%; expected life of 7 years; volatility of 21%; and a risk-free interest rate of 6.3%; for the year ended June 30, 1999; dividend yield of 2.6%; expected life of 5 years; volatility of 22%; and a risk-free interest rate of 5.6%. No options were granted during the year ended June 30, 1998. The average fair value of options granted for the year ended December 31, 2000, the six months ended December 31, 1999 and for the year ended June 30, 1999 was $6.50, $3.81 and $4.40, respectively. Additional awards in future years are anticipated.

PENSION PLAN

The Company participates in a non-contributory multi-employer defined benefit pension plan covering substantially all employees. Actuarially determined pension costs are funded as accrued. Separate actuarial valuations are not prepared for each employer in the plan. Substantially all employees who attain the age of 21 years and complete one year of service are eligible to participate in this plan. Retirement benefits are based upon a formula utilizing years of service and average compensation, as defined. Participants are vested 100% upon the completion of five years of service. Total pension expense, including administrative charges, was approximately $10, $16, $33 and $20 for the year ended December 31, 2000, the six months ended December 31, 1999 and for the years ended June 30, 1999 and 1998, respectively. On January 1, 2001, the Company terminated its participation in this plan. There was no significant gain or loss upon termination.

DEFERRED COMPENSATION AGREEMENTS

The Company has entered into deferred compensation agreements with certain key employees that provide for predetermined periodic payments over 10 to 15 years upon retirement or death. The agreements specify a vesting schedule, but are not eligible for benefits if termination occurs prior to completing three years of service beginning on the date of the agreement. In the event of acquisition of the Company by a third party, the deferred compensation agreements require any successor corporation to assume the obligations of the agreements.

Amounts expensed under these agreements totaled approximately $404, $109, $154 and $346 for the year ended December 31, 2000, the six months ended December 31, 1999 and the years ended June 30, 1999 and 1998, respectively.

SAVINGS PLAN

The Company has adopted an employee savings plan. To be eligible for the plan, an employee must complete one year of full time employment. Company contributions match 50% of an employee's contributions, up to a maximum of 3% of the participating employee's wages. Savings plan expense for the year ended December 31, 2000, the six months ended December 31, 1999 and for the years ended June 30, 1999 and 1998 totaled approximately $175, $89, $166 and $184, respectively.

EMPLOYMENT AGREEMENTS

The Company has entered into employment contracts with certain senior officers that provide benefits under certain conditions following a termination without cause or a change in control of the Company.

WesterFed Financial Corporation and Subsidiaries

(Dollars in thousands, except per share data)

(14) FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit and interest rate cap agreements. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of amounts recognized in the consolidated balance sheets. The contract or notional amounts of these instruments reflect the extent of involvement the Company has in particular classes of financial instruments.

The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. For interest rate cap agreements, the contract or notional amounts do not represent exposure to credit loss. The Company controls the credit risk of those instruments through credit approvals, limits, and monitoring procedures.

COMMITMENTS TO EXTEND CREDIT

Commitments to extend credit are as follows:

                                                December 31,      December 31,
                                                   2000               1999
                                                ------------      ------------
Fixed rate .................................      $ 2,100            2,435
Variable rate ..............................        9,762            6,559
                                                  -------            -----
                                                  $11,862            8,994
                                                  =======            =====

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have terms which specify commitment periods of 45 days at interest rates which approximate current market rates, adjusted for management's assessment of the creditworthiness of the customer. In some cases, customers may be required to pay a fee for the Company's commitment to lend. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary, upon extension of credit is based on management's evaluation of the counterparty. Collateral held varies but may include personal property, residential real property, and income-producing commercial properties.

COMMITMENTS TO SELL LOANS

At December 31, 2000, the Company had commitments to sell $3,081 of loans. These loans are recorded at fair value and are classified as held for sale on the accompanying consolidated balance sheet.

INTEREST RATE CAP

At December 31, 1999, the Company had a $5,000 notional amount interest rate cap agreement expiring July 2000. The interest rate cap entitles the Company to receive interest payments in exchange for payment of a transaction fee, provided the three-month LIBOR exceeds 6%. The transaction fee paid in connection with the interest rate cap agreement is amortized to interest expense as an adjustment of the interest cost of liabilities. Interest rate cap agreements are used to manage interest rate risk by synthetically extending the life of interest-bearing liabilities. At December 31, 2000, there were no outstanding interest rate cap agreements.

WesterFed Financial Corporation and Subsidiaries

(Dollars in thousands, except per share data)

(15) RECENT ACCOUNTING PRONOUNCEMENTS NOT YET ADOPTED

In June 2000, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard (SFAS) No. 138, "Accounting for Derivative Instruments and Hedging Activities," an amendment to SFAS No. 133. SFAS No. 133 and SFAS No. 138 establish accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. These standards require that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. As of December 31, 2000, the Company was not engaged in hedging activities nor did it hold any derivative instruments that will require adjustments to carrying values under SFAS No. 133 and SFAS No. 138. The Company adopted the standards on January 1, 2001.

(16) RECONCILIATION OF NET INCOME TO NET CASH PROVIDED BY OPERATING ACTIVITIES

The reconciliation of net income to net cash provided by operating activities follows:

                                                                             Year         Six Months
                                                                             Ended           Ended          Year Ended June 30,
                                                                          December 31,    December 31,     ----------------------
                                                                              2000            1999           1999          1998
                                                                          ------------    ------------     --------      --------
Net income .............................................................    $  7,819           3,975          6,923         7,260
Adjustments to reconcile net income to net cash provided by operating activities:
    Amortization of:
      Deferred loan origination fees ...................................        (337)           (186)          (470)         (440)
      Premiums and discounts on securities, loans and borrowings .......        (520)           (260)          (632)         (900)
    RRP deferred compensation ..........................................          38              13             77           188
    ESOP shares committed to be released ...............................         390             205            472           652
    Provision for loan losses ..........................................       2,600             880          1,300           840
    Net (gain) loss on sales of:
      Investment securities available-for-sale .........................       1,064             (13)           (89)          (97)
      Loans ............................................................        (365)           (277)        (1,060)         (956)
      Real estate owned ................................................          43              26            (13)           --
      Premises and equipment ...........................................        (242)            (12)          (276)          (17)
      Branches .........................................................      (1,878)             --             --            --
    Depreciation and amortization of premises and equipment ............       2,112           1,088          2,488         2,147
    Goodwill and core deposit amortization .............................       1,246             673          1,443         1,391
    FHLB stock dividends ...............................................        (908)           (539)        (1,055)         (975)
    Origination of loans available-for-sale ............................     (51,354)        (41,609)      (105,129)      (96,520)
    Proceeds from sales of loans available-for-sale ....................      53,150          41,156        109,370        94,254
    Decrease (increase) in interest receivable .........................         762             143            143          (821)
    Interest expense credited to deposit accounts ......................      23,590          12,100         24,320        26,938
    Changes in other assets and liabilities ............................       1,987             572          1,851        (2,209)
                                                                            --------        --------       --------      --------
       Net cash provided by operating activities .......................    $ 39,197          17,935         39,663        30,735
                                                                            ========        ========       ========      ========

WesterFed Financial Corporation and Subsidiaries

(Dollars in thousands, except per share data)

(17) NON-CASH INVESTING AND FINANCING ACTIVITIES

On December 19, 2000, the Company declared a dividend of approximately $1,030 which is recorded in accrued expenses and other liabilities at December 31, 2000.

On December 21, 1999, the Company declared a dividend of approximately $697 which is recorded in accrued expenses and other liabilities at December 31, 1999.

On June 24, 1999, the Company declared a dividend of approximately $908 which is recorded in accrued expenses and other liabilities at June 30, 1999.

On June 23, 1998, the Company declared a dividend of approximately $1,005 which is recorded in accrued expenses and other liabilities at June 30, 1998.

Real estate owned acquired through foreclosures of loans receivable was approximately $341, $227, $559 and $546 for the year ended December 31, 2000, the six months ended December 31, 1999 and for the years ended June 30, 1999 and 1998, respectively.

Treasury stock of approximately $1 and $2 was recorded due to forfeitures of unearned RRP shares for the year ended June 30, 1998.

During the six months ended December 31, 1999, the Company reduced paid-in capital and recorded a liability in the amount of $67 related to Security Bancorp shares not tendered for Company shares. Company shares had been provided in escrow for the exchange, however, will now be paid in cash upon redemption.

(18) FAIR VALUE OF FINANCIAL INSTRUMENTS

The following fair value estimates, methods and assumptions were used to measure the fair value of each class of financial instrument for which it is practical to estimate that value.

For cash and short-term investments, the carrying amount was considered to be a reasonable estimate of fair value.

For investment securities, fair values were based on quoted market prices or dealer quotes. If a quoted market price was not available, fair values were estimated using quoted market prices for similar securities.

For FHLB stock, the carrying amount was considered to be a reasonable estimate of fair value.

Fair values were estimated for portfolios of performing and nonperforming loans with similar financial characteristics. For certain similar categories of loans, such as residential mortgages, home equity loans, non-residential mortgages, and consumer loans, fair value was estimated using the quoted market prices for securities backed by similar loans, adjusted for differences in loan characteristics. The fair value of other performing loan types was estimated by discounting the future cash flows using market discount rates that reflect the credit, collateral, and interest rate risk inherent in the loan.

The fair values of commitments to extend credit at fixed rates were not significant at December 31, 2000 and 1999.

The fair value of demand deposits, savings deposits and money market accounts were the amounts payable on demand at December 31, 2000 and 1999. The fair value of certificates of deposit is estimated based on the discounted value of contractual cash flows using rates derived from the U.S. Treasury yield curve, adjusted for certificate redemption features.

For short-term borrowings, the carrying amount was considered to be a reasonable estimate of fair value.

The fair value for long-term borrowings was based upon the discounted value of the cash flows. The discount rates utilized were based on rates currently available with similar terms and maturities.

WesterFed Financial Corporation and Subsidiaries

(Dollars in thousands, except per share data)

The estimated fair values of financial instruments are as follows:

                                                              December 31, 2000         December 31, 1999
                                                            ---------------------     ---------------------
                                                            Carrying      Fair        Carrying       Fair
                                                             value        value        value        value
                                                            --------     --------     --------     --------
Financial assets:
        Cash and cash equivalents .....................     $ 19,945       19,945       26,143       26,143
        Interest-bearing deposits .....................          100          100          100          100
        Investment securities available-for-sale ......      140,945      140,945      187,488      187,488
        Investment securities .........................       69,665       71,204       86,877       87,121
        Loans available-for-sale ......................        3,041        3,041        4,470        4,470
        Loans, net ....................................      623,131      618,063      616,281      602,658
        Stock in FHLB of Seattle ......................       13,062       13,062       15,154       15,154

Financial liabilities:
        Deposits ......................................     $606,100      606,483      658,404      656,813
        Repurchase agreements .........................        9,032        9,032        7,731        7,731
        Borrowed funds ................................      198,571      199,233      227,078      224,663

Off-balance-sheet items:
        Interest rate cap agreements:
          notional amount of $0 and $5,000 ............           --                        --            4
                                                            ========     ========     ========     ========

LIMITATIONS

The foregoing fair value estimates are made at a specific point in time, based on pertinent market data and relevant information on the financial instrument. These estimates do not include any premium or discount that could result from an offer to sell, at one time, the entire holdings of a particular financial instrument or category thereof. Since no market exists for a substantial portion of the financial instruments, fair value estimates were necessarily based on judgments with respect to future expected loss experience, current economic conditions, risk assessments of various financial instruments involving a myriad of individual borrowers, and other factors. Given the innately subjective nature of these estimates, the uncertainties surrounding them and the matters of significant judgment that must be applied, these fair value estimations cannot be calculated with precision. Modifications in such assumptions could meaningfully alter these estimates.

Since these fair value approximations were made solely for on- and off-balance sheet financial instruments, no attempt was made to estimate the value of anticipated future business and the value of nonfinancial statement assets and liabilities. Other important elements which are not deemed to be financial assets or liabilities include the value of the Company's retail branch delivery system, its existing core deposit base, premises and equipment and goodwill. Further, certain tax implications related to the realization of the unrealized gains and losses could have a substantial impact on these fair value estimates and have not been incorporated into any of the estimates.

WesterFed Financial Corporation and Subsidiaries

(Dollars in thousands, except per share data)

(19) WESTERFED INFORMATION

The summarized condensed financial information for WesterFed Financial Corporation is presented below:

CONDENSED BALANCE SHEETS

                                                                    December 31,   December 31,
                                                                        2000           1999
                                                                    ------------   ------------
Assets:
        Cash and cash equivalents ..............................      $    450            268
        Interest-bearing and due from banks deposits ...........           445          2,096
        Investment securities available-for-sale ...............         1,566          1,636
        Other assets ...........................................            54             47
        Investment in subsidiaries .............................        92,778         86,335
                                                                      --------        -------
                      Total assets .............................      $ 95,293         90,382
                                                                      ========        =======
Liabilities and Stockholders' Equity:
        Other liabilities ......................................      $  1,071            857
        Stockholders' Equity:
               Common stock ....................................            57             56
               Additional paid-in capital ......................        71,115         70,040
               Common stock acquired by ESOP/RRP ...............        (1,825)        (2,090)
               Treasury stock at cost ..........................       (33,537)       (28,974)
               Accumulated other comprehensive income (loss) ...           170         (2,930)
               Retained earnings ...............................        58,242         53,423
                                                                      --------        -------
                      Total stockholders' equity ...............        94,222         89,525
                                                                      --------        -------
                      Total liabilities and stockholders'
                        equity .................................      $ 95,293         90,382
                                                                      ========        =======

CONDENSED STATEMENTS OF INCOME

                                                         Year          Six Months
                                                         Ended            Ended        Year Ended June 30,
                                                      December 31,     December 31,    --------------------
                                                          2000             1999          1999         1998
                                                      ------------     ------------    --------      ------
Dividends from the Bank ...........................     $  4,940            7,000        20,000       5,000
Interest income ...................................          131               39           266         233
Non-interest expense ..............................         (660)            (234)         (653)       (677)
                                                        --------         --------      --------      ------
  Income before income taxes ......................        4,411            6,805        19,613       4,556
Income tax benefit ................................           95               70           120          79
                                                        --------         --------      --------      ------
  Income before undistributed earnings
    of subsidiaries ...............................        4,506            6,875        19,733       4,635
Undistributed (distributions in excess of)
  earnings of subsidiaries ........................        3,313           (2,900)      (12,810)      2,625
                                                        --------         --------      --------      ------
  Net income ......................................     $  7,819            3,975         6,923       7,260
                                                        ========         ========      ========      ======

WesterFed Financial Corporation and Subsidiaries

(Dollars in thousands, except per share data)

                                                                    Year          Six Months
                                                                    Ended           Ended           Year Ended June 30,
                                                                 December 31,     December 31,    ----------------------
CONDENSED STATEMENTS OF CASH FLOWS                                   2000            1999           1999          1998
                                                                 ------------     ------------    --------      --------
Operating Activities:

  Net income for the period ....................................   $ 7,819            3,975          6,923         7,260

  Adjustments to reconcile net income to
    net cash provided by operating activities:
      Distributions in excess of (equity in
        undistributed) earnings of subsidiaries ................    (3,313)           2,900         12,810        (2,625)
      Amortization of premiums on investment
        securities available-for-sale ..........................         9              (14)          (223)         (182)
      ESOP shares committed to be released .....................       392              205            472           652
      Net change in other assets and liabilities ...............      (164)              89            213          (686)
                                                                   -------          -------       --------      --------
        Net cash provided by operating activities ..............     4,743            7,155         20,195         4,419
                                                                   -------          -------       --------      --------
Investing Activities:
  Decrease (increase) in interest-bearing deposits .............     1,651           (1,713)            19           561
  Purchase of investment securities ............................      (987)          (2,542)       (37,985)      (23,766)
  Proceeds from maturities of investment securities ............     1,093            2,000         42,250        21,350
                                                                   -------          -------       --------      --------
      Net cash provided by (used in) investing activities ......     1,757           (2,255)         4,284        (1,855)
                                                                   -------          -------       --------      --------
Financing Activities:
  Dividends paid to stockholders ...............................    (2,668)          (1,536)        (2,926)       (2,729)
  Proceeds from exercise of stock options and stock issuances ..       913              443            404           557
  Purchase of treasury stock ...................................    (4,563)          (3,655)       (21,858)         (379)
                                                                   -------          -------       --------      --------
      Net cash used in financing activities ....................    (6,318)          (4,748)       (24,380)       (2,551)
                                                                   -------          -------       --------      --------
Increase in cash and cash equivalents ..........................       182              152             99            13
Cash and cash equivalents at beginning of period ...............       268              116             17             4
                                                                   -------          -------       --------      --------
Cash and cash equivalents at end of period .....................   $   450              268            116            17
                                                                   =======          =======       ========      ========

WesterFed Financial Corporation and Subsidiaries

(Dollars in thousands, except per share data)


(20) CONDENSED QUARTERLY RESULTS OF OPERATIONS - UNAUDITED

                                                           Year Ended December 31, 2000
                                              ---------------------------------------------------------
                                               Fourth            Third         Second          First
                                              Quarter           Quarter        Quarter        Quarter
                                              --------          --------       --------       --------
Interest income ........................      $ 17,544            17,651         17,819         17,660
Interest expense .......................        10,018            10,079         10,352          9,915
                                              --------          --------       --------       --------
   Net interest income .................         7,526             7,572          7,467          7,745

Provision for loan losses ..............        (1,250)(1)          (450)          (450)          (450)
Noninterest income .....................         1,841             2,875          3,000          1,793
Noninterest expense ....................        (5,914)           (5,821)        (6,718)        (6,064)
                                              --------          --------       --------       --------
   Income before income tax expense ....         2,203             4,176          3,299          3,024

Income tax expense .....................          (845)           (1,609)        (1,265)        (1,164)
                                              --------          --------       --------       --------
   Net income ..........................      $  1,358             2,567          2,034          1,860
                                              ========          ========       ========       ========
Net income per share:
       Basic ...........................      $   0.34              0.66           0.52           0.46
                                              ========          ========       ========       ========
       Diluted .........................      $   0.33              0.64           0.51           0.45
                                              ========          ========       ========       ========

(1) During the fourth quarter of 2000, an additional provision for loan losses of $800 was recorded due to the deterioration of a commercial loan relationship and consumer loans.

                                                          Six Months Ended
                                                         December 31, 1999
                                                      -----------------------
                                                      Second           First
                                                      Quarter        Quarter
                                                      --------       --------
Interest income ................................      $ 17,861         17,745
Interest expense ...............................         9,734          9,651
                                                      --------       --------
  Net interest income ..........................         8,127          8,094

Provision for loan losses ......................          (435)          (445)
Noninterest income .............................         1,848          2,117
Noninterest expense ............................        (6,378)        (6,470)
                                                      --------       --------
  Income before income tax expense .............         3,162          3,296

Income tax expense .............................        (1,195)        (1,288)
                                                      --------       --------
   Net income ..................................      $  1,967          2,008
                                                      ========       ========
Net income per share:
       Basic ...................................      $    .47            .46
                                                      ========       ========
       Diluted .................................      $    .45            .44
                                                      ========       ========

WesterFed Financial Corporation and Subsidiaries

(Dollars in thousands, except per share data)

                                                                       Year Ended June 30, 1999
                                                        -----------------------------------------------------
                                                         Fourth          Third         Second          First
                                                         Quarter        Quarter        Quarter        Quarter
                                                        --------        -------        -------        -------
Interest income ..................................      $ 17,468         17,082         17,828         18,420
Interest expense .................................         9,443          9,371          9,865         10,565
                                                        --------        -------        -------        -------
         Net interest income .....................         8,025          7,711          7,963          7,855

Provision for loan losses ........................          (445)          (345)          (270)          (240)
Noninterest income ...............................         2,542          2,052          2,377          2,327
Noninterest expense ..............................        (7,316)        (6,956)        (6,985)        (6,969)
                                                        --------        -------        -------        -------
         Income before income tax expense ........         2,806          2,462          3,085          2,973

Income tax expense ...............................        (1,050)          (878)        (1,256)        (1,219)
                                                        --------        -------        -------        -------

         Net income ..............................      $  1,756          1,584          1,829          1,754
                                                        ========        =======        =======        =======
Net income per share:
    Basic ........................................      $     40            .37            .35             33
                                                        ========        =======        =======        =======
    Diluted ......................................      $    .39            .35            .33            .31
                                                        ========        =======        =======        =======

(21) EARNINGS PER SHARE

       The following table sets forth the computation of basic and diluted earnings per share:

                                                                Year         Six Months
                                                                Ended          Ended             Year Ended June 30,
                                                             December 31,   December 31,     --------------------------
                                                                2000            1999            1999            1998
                                                             -----------    ------------     ----------      ----------
Number of shares on which basic earnings per
     share is calculated:
          Average outstanding shares during the
              fiscal year .............................       3,958,789       4,291,092       4,830,068       5,317,577

          Add: Incremental shares under stock
                    option plans ......................         137,204         170,269         240,270         296,316

               Incremental shares related to
                    RRPs ..............................              --              --           1,225          13,425
                                                             ----------      ----------      ----------      ----------

Number of shares on which diluted earnings per
     share is calculated ..............................       4,095,993       4,461,361       5,071,563       5,627,318
                                                             ==========      ==========      ==========      ==========

Net income applicable to common stockholders
     (000's) ..........................................      $    7,819           3,975           6,923           7,260
                                                             ==========      ==========      ==========      ==========

Basic earnings per share ..............................      $     1.98            0.93            1.43            1.37
                                                             ==========      ==========      ==========      ==========

Diluted earnings per share ............................      $     1.91            0.89            1.37            1.29
                                                             ==========      ==========      ==========      ==========

WesterFed Financial Corporation and Subsidiaries

(Dollars in thousands, except per share data)

Stock options to purchase 180,669 and 72,169 shares for the six months ended December 31, 1999 and the year ended June 30, 1999, respectively, were outstanding, but were not included in the computation of diluted earnings per share because the options' exercise price was greater than the average market price of the common shares and, therefore, the effect would be antidilutive. No stock options were excluded from the computation of diluted earnings per share in the years ended December 31, 2000 and June 30, 1998.

(22) SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

                                                   Year           Six Month
                                                   Ended            Ended              Year Ended June 30,
                                                December 31,     December 31,       ------------------------
                                                    2000             1999             1999             1998
                                                ------------     ------------       -------          -------
Payments during the period for:
        Interest .......................          $13,799            6,761           12,856           13,900
        Income taxes, net ..............            5,937            2,604            3,933            4,080
                                                  =======          =======          =======          =======

(23) BRANCH SALE

On May 14, 2000, the Company sold the assets and liabilities of six branch locations to Stockman Bank. The Company recognized a net gain of $1,878. The net loans and deposits related to the branch sale were approximately $12.1 million and $50.5 million, respectively. In conjunction with the sale, the Company paid $35,983 to Stockman Bank.

(24) SUBSEQUENT EVENT

On September 20, 2000, the Company entered into a merger agreement with Glacier Bancorp, Inc. (Glacier). Glacier, a publicly traded multi-bank holding company headquartered in Kalispell, Montana, acquired the Company on February 28, 2001 for a combination of cash and stock in a transaction valued at approximately $95 million (Unaudited).

                                                                      ITEM 7(b)


UNAUDITED COMBINED CONDENSED PRO FORMA STATEMENT OF FINANCIAL CONDITION AS OF DECEMBER 31, 2000



                                                                                                                        Glacier
                                                                                     Glacier and                     Bancorp, Inc.
(amounts in thousands                  Glacier                       Pro forma        WesterFed     Idaho/Utah           after
except per share data)               Bancorp, Inc.   WesterFed     Adjustments(1)      Combined     Branches(1)       acquisitions
                                     -------------  -----------    --------------    -----------    -----------      -------------
ASSETS
Cash on hand and in banks ........   $    41,456         17,400             --            58,856          2,480            61,336
Interest bearing cash deposits ...        10,330          2,645             --            12,975         20,000(e)         32,975
                                     -----------    -----------    -----------       -----------    -----------       -----------
  Cash and cash equivalents ......        51,786         20,045             --            71,831         22,480            94,311

Investments
  Investment securities,
    held-to-maturity .............            --         69,665          1,539(c)         71,204             --            71,204
  Investment securities,
    available-for-sale ...........       211,888        140,945        (27,997)(b)       324,836        119,550           444,386
                                     -----------    -----------    -----------       -----------    -----------       -----------
    Total Investments ............       211,888        210,610        (26,458)          396,040        119,550           515,590
Loans receivable .................       741,360        633,528         (5,929)(c)     1,368,959         37,698         1,406,657
Allowance for losses .............        (7,799)        (7,356)            --           (15,155)        (1,125)          (16,280)
                                     -----------    -----------    -----------       -----------    -----------       -----------
    Total Loans, net .............       733,561        626,172         (5,929)        1,353,804         36,573         1,390,377
Premises and equipment, net ......        25,016         25,110          1,654(c)         51,780          6,449            58,229
Real estate and other assets
  owned ..........................           291            291             --               582             --               582
Federal Home Loan Bank of
  Seattle stock, at cost .........        16,436         13,062             --            29,498             --            29,498
Federal Reserve stock, at cost ...         1,662             --             --             1,662             --             1,662
Accrued interest receivable ......         6,637          6,629             --            13,266             --            13,266
Core deposit intangible ..........         1,547          2,821          4,628(c)          8,996          1,514(d)         10,510
Goodwill .........................         4,946         14,097        (14,097)(c)        24,578         17,402(d)         41,980
                                                                        19,632(c)
Other assets .....................         2,942         10,340          1,663(c)         14,945             --            14,945
                                     -----------    -----------    -----------       -----------    -----------       -----------
    Total assets .................   $ 1,056,712        929,177        (18,907)        1,966,982        203,968         2,170,950
                                     ===========    ===========    ===========       ===========    ===========       ===========

LIABILITIES AND STOCKHOLDERS'
EQUITY
Deposits - non-interest
  bearing ........................   $   141,207         45,160             --           186,367         30,000           216,367
Deposits - interest bearing ......       579,363        563,803            383(c)      1,143,549        153,518         1,297,067
Advances from Federal Home
  Loan Bank of Seattle ...........       196,791        198,404             --           395,195             --           395,195
Securities sold under
  agreements to repurchase .......        24,877          9,032             --            33,909             --            33,909
Other borrowed funds .............         4,652            167             --             4,819             --             4,819
Accrued interest payable .........         4,591          8,293             --            12,884            450            13,334
Current income taxes .............            17            113             --               130             --               130
Deferred income taxes ............           578          1,263           (684)(c)         1,157             --             1,157
Other liabilities ................         6,185          8,720          4,925(c)         19,830             --            19,830
Minority interest ................           338             --                              338             --               338
                                     -----------    -----------    -----------       -----------    -----------       -----------
    Total liabilities ............       958,599        834,955          4,624         1,798,178        183,968         1,982,146
                                     -----------    -----------    -----------       -----------    -----------       -----------
Trust preferred securities .......            --             --         15,000(e)         15,000         20,000(e)         35,000
Common stock, $.01 par value
  per share ......................           114             57            (57)(a)           160             --               160
                                                                            46(b)
Paid-in capital ..................       101,828         71,115        (71,115)(a)       157,473             --           157,473
                                                                        55,645(b)
Common stock acquired
  by ESOP/RRP ....................            --         (1,825)         1,825(a)             --             --                --
Treasury stock, at cost ..........            --        (33,537)        33,537(a)             --             --                --
Retained earnings (deficit) -
  substantially restricted........        (4,087)        58,242        (58,242)(a)        (4,087)            --            (4,087)
Accumulated other comprehensive
  income .........................           258            170           (170)(a)           258             --               258
                                     -----------    -----------    -----------       -----------    -----------       -----------
    Total stockholders' equity ...        98,113         94,222        (38,531)          153,804             --           153,804
                                     -----------    -----------    -----------       -----------    -----------       -----------
        Total liabilities and
          stockholders' equity ...   $ 1,056,712        929,177        (18,907)        1,966,982        203,968         2,170,950
                                     ===========    ===========    ===========       ===========    ===========       ===========

(1) See accompanying notes to unaudited combined condensed pro forma financial statements to which specific references above also refer.

UNAUDITED COMBINED CONDENSED PRO FORMA STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2000


                                                                                                                      Glacier
                                                                                     Glacier and                   Bancorp, Inc.
(amounts in thousands                  Glacier                       Pro forma        WesterFed     Idaho/Utah         after
except per share data)               Bancorp, Inc.   WesterFed     Adjustments(1)      Combined     Branches(1)     acquisitions
                                     -------------  -----------    --------------    -----------    -----------    -------------
Interest income
  Loans ..........................   $    63,197         52,714            847(e)        116,758          3,431         120,189
  Investments and interest
    bearing deposits .............        15,640         17,960         (1,881)(e)        31,411          9,769          41,180
                                                                          (308)(e)
                                     -----------    -----------    -----------       -----------    -----------     -----------
  Total interest income ..........        78,837         70,674         (1,341)          148,170         13,200         161,369

Interest expense
  Deposits .......................        22,674         26,199            128(e)         49,001          6,601          55,602
  Borrowings .....................        14,683         14,165                           28,848                         28,848
  Trust preferred securities .....            --             --          1,560(e)          1,560          2,080(e)        3,640
                                     -----------    -----------    -----------       -----------    -----------     -----------
  Total interest expense .........        37,357         40,364          1,688            79,409          8,681          88,090
  Net interest income ............        41,480         30,310         (3,029)           68,760          4,519          73,279
Provision for loan losses ........         1,864          2,600             --             4,464            119           4,583
                                     -----------    -----------    -----------       -----------    -----------     -----------
  Net interest income after
    provision for loan losses ....        39,616         27,710         (3,029)           64,296          4,400          68,696

Non-interest income
  Fees and service charges .......         9,756          6,017             --            15,773          1,823          17,596
  Net gains on sale of  loans ....         2,049          1,720             --             3,769             --           3,769
  Net gains on sale of
    investments ..................            51           (699)            --              (648)            --            (648)
  Other income ...................         1,438          2,471           (238)(e)         3,671             --           3,671
                                     -----------    -----------    -----------       -----------    -----------     -----------
  Total non-interest income ......        13,294          9,509           (238)           22,565          1,823          24,388

Non-interest expense
  Employee compensation and
    benefits .....................        16,214         11,945             --            28,159          1,749          29,908
  Occupancy & equipment ..........         4,830          1,843             66(e)          6,739            486           7,225
  Other expense ..................         9,680          9,484             --            19,164          1,193          20,357
  Deposit premium amortization ...           199            579            463(e)          1,241            249(e)        1,490
  Goodwill amortization ..........           343            666            277(e)          1,286            870(e)        2,156
  Minority interest ..............            61             --             --                61             --              61
                                     -----------    -----------    -----------       -----------    -----------     -----------
  Total non-interest expense .....        31,327         24,517            806            56,650          4,547          61,197

Earnings before income taxes .....        21,583         12,702         (4,073)           30,212          1,676          31,886
Federal and state income tax
  expense ........................         7,580          4,883         (1,481)           10,982            654          11,636
                                     -----------    -----------    -----------       -----------    -----------     -----------
  Net earnings ...................   $    14,003          7,819         (2,593)           19,229          1,022          20,251
                                     ===========    ===========    ===========       ===========    ===========     ===========

Average common shares
  outstanding - basic ............        11,440          3,959                           15,829                         15,829
Average common shares
  outstanding - diluted ..........        11,544          4,096                           16,089                         16,089
Basic net earnings per share
  of common stock ................   $      1.22           1.98                             1.21                           1.28
Diluted net earnings
  per share of common stock ......   $      1.21           1.91                             1.20                           1.26


(1) See accompanying notes to unaudited combined condensed pro forma financial statements to which specific references above also refer.

Notes to Unaudited Combined Condensed Pro Forma Financial Statements

NOTE A: BASIS OF PRESENTATION

The unaudited combined condensed pro forma statement of financial condition combines the historical consolidated statements of financial condition of Glacier Bancorp, Inc. ("Glacier"), WesterFed Financial Corporation ("WesterFed"), and the anticipated effects of the branch acquisitions in Idaho and Utah from Wells Fargo/First Security Bank of Utah ("Branch Acquisitions") as if the WesterFed and Branch Acquisitions had become effective on December 31, 2000. The unaudited pro forma combined statements of operations for the year ended December 31, 2000, combines the historical consolidated statements of operations of Glacier and WesterFed, and the anticipated effects of the Branch Acquisitions as if the merger of Glacier and WesterFed (the "Merger") and Branch Acquisitions had become effective on January 1, 2000. Certain amounts in the historical financial statements of WesterFed have been reclassified in the unaudited combined condensed pro forma financial statements to conform to Glacier's historical financial statements.

The Merger and Branch Acquisition will be accounted for using the purchase method of accounting. Under this method of accounting, assets and liabilities acquired are adjusted to their estimated fair value and combined with the historical book values of the assets and liabilities of Glacier Additionally, WesterFed's Common Stock, additional paid in capital, unrealized gains and losses on securities-available-for-sale, and retained earnings is eliminated. Applicable income tax effects of such adjustments are included as a component of Glacier's net deferred taxes with a corresponding offset to goodwill. The actual revaluation of the net assets acquired is subject to the completion of studies and evaluations by management and will be based on the estimated fair value of the net assets acquired at the Effective Dates of the Merger and Branch Acquisition.

Any transactions conducted in the ordinary course of business between Glacier, WesterFed, and Wells Fargo/First Security of Utah would be immaterial and, accordingly, have not been eliminated.

Following the Merger and, subject to regulatory approvals, Glacier may merge certain branches of Western Security Bank, a wholly-owned subsidiary of WesterFed, with other Glacier subsidiaries, and may close branches that are considered non-strategic or are located close to other branches of the combined company. The impact of any such merger, or closings is not expected to be material. Glacier also expects to achieve certain operating cost savings as a result of the Merger; however, no pro forma adjustment has been included in the unaudited pro forma combined financial information for the anticipated cost savings.

The branches acquired in the Branch Acquisitions will become branches of Mountain West Bank of Coeur d' Alene, Idaho, a wholly-owned subsidiary of Glacier.

NOTE B: PURCHASE PRICE OF WESTERFED

Total purchase price consideration for accounting purposes is calculated as follows (in thousands, except per share amounts):

Acquisition of 4,118,868 shares of WesterFed Common Stock
      for total consideration of $22.25 per share ...............   $91,640
Valuation adjustment for stock option shares ....................     1,348
Estimated direct acquisition costs ..............................     5,700
                                                                    -------
                  Total purchase price ..........................   $98,688
                                                                    =======

59.3% of the acquisition cost of WesterFed will be paid through the issuance of Glacier Common Stock. The value of those shares was $12.00 which was the average closing price for the three days prior to and subsequent to the announcement of the transaction.


Acquisition cost of WesterFed  common stock ...........................................   $   91,640
Percentage to be paid through issuance of stock .......................................         59.3%
                                                                                          ----------
                  Acquisition cost to be paid through the issuance of stock ...........       54,343
Valuation adjustment for stock option shares ..........................................        1,348
                                                                                          ----------
                  Total acquisition cost to be paid through issuance of stock .........       55,691
Divided by the assumed value per share of shares issued ...............................   $    12.00
                                                                                          ----------
Total Glacier shares to be issued .....................................................    4,642,750
                                                                                          ==========


The acquisition cost to be paid through the issuance of stock will be recorded as follows:


Acquisition cost to be paid through the issuance of common stock .....      $ 55,691
Less par value of common stock issued ................................           (46)
                                                                            --------
Additional paid-in capital ...........................................      $ 55,645
                                                                            ========


The cash consideration is assumed to be funded with the proceeds of trust preferred securities and with the sale of investment securities which are classified as available-for-sale and whose carrying value approximates market value. The total cash consideration is assumed as follows:


Acquisition cost of WesterFed common stock .......      $91,640
Percentage to be paid in cash at closing .........         40.7%
                                                        -------
        Acquisition cost to be paid in cash ......       37,297
Estimated direct acquisition costs ...............        5,700
                                                        -------
Total acquisition costs paid in cash .............      $42,997
                                                        =======


NOTE C: ALLOCATION OF PURCHASE PRICE OF WESTERFED

Certain matters are still pending that will have an effect on the ultimate allocation of the purchase price. Accordingly, the allocation of the purchase price has not been finalized and the portion of the purchase price allocated to fair value adjustments, identifiable intangibles and goodwill is subject to change.

Subject to the foregoing, the purchase price has been allocated as described below (in thousands):


WesterFed's net assets at December 31, 2000 .................................      $94,222
Increase (decrease) to WesterFed's net assets as a result of estimated fair value adjustments:


                  Investment securities held-to-maturity ..................      $  1,539
                  Premises and equipment ..................................         1,654
                  Loans receivable, net ...................................        (5,929)
                  Deposits ................................................          (383)
                  Accrued expenses(1) .....................................        (4,925)
                  Mortgage servicing rights ...............................         1,663
                  Core deposit intangible .................................         4,628
                                                                                 --------
                                                                                 $ (1,753)

                  Applicable income tax effects (2) .......................           684
                                                                                 --------
Net fair value adjustments ................................................        (1,069)
Eliminate WesterFed's existing goodwill ...................................       (14,097)
                                                                                 --------
Estimated fair value of identifiable tangible and intangible net assets ...      $ 79,056
Goodwill ..................................................................        19,632
                                                                                 --------
Total purchase price consideration ........................................      $ 98,688
                                                                                 ========

(1) Includes $2,733,000 of estimated severance costs under existing WesterFed employment agreements.

(2) Estimated marginal tax rate of 39%.

NOTE D: BRANCH PURCHASE

The acquisition of the Idaho and Utah branches is structured as a purchase of assets and assumption of liabilities. With certain exceptions all of the deposits of the branches, real and personal property at each of the branch locations, vault cash, and loans associated with the deposit accounts will be acquired. The net difference between the assets acquired and liabilities assumed, (estimated to be approximately $126.255 million), and acquisition consideration paid by Mountain West Bank of Coeur d'Alene, will be paid in cash by the selling banks. The amounts shown in the Idaho/Utah Branches column on the unaudited combined condensed pro forma statements were based on information provided by the selling banks and management's estimates of operating results.

The acquisition consideration paid is expected to be as follows:


Core deposit intangible ..............................      $ 1,514
Goodwill .............................................       17,402
                                                            -------
                  Total acquisition consideration ....      $18,916
                                                            =======

NOTE E: PRO FORMA ADJUSTMENTS

For the unaudited combined condensed pro forma statements of operations, the pro forma adjustments are based on the allocated purchase price of the net assets acquired based on the fair value estimates at December 31, 2000 described above.

Investment securities will be adjusted to fair value based on current securities yields and the fair value adjustment will be amortized to interest income as a yield adjustment using the level yield method over the average estimated life of the securities, currently estimated to be five years.

Loans receivable will be adjusted to fair value based on current loan interest rates and the fair value adjustment will be amortized to interest income as a yield adjustment using the level yield method over the average estimated life of the underlying loans receivable, currently estimated to be seven years.

Premises and equipment will be adjusted to fair value based on current market value evaluations and the new basis will be depreciated on a straight line basis over the remaining estimated economic life of the related assets, currently estimated at 25 years.

Mortgage servicing rights will be adjusted to fair value based on current market evaluations and the fair market value adjustment will be amortized on a straight line basis over the weighted average maturity of the associated loans, currently estimated to be 7 years.

Interest-bearing time deposits will be adjusted to fair value based on current time deposit interest rates and the fair value adjustment will be amortized into interest expense using the interest method over the estimated duration of the related deposit, currently estimated to be three years.

Borrowed funds will be paid off prior to the close of the acquisition; therefore, no fair value adjustments have been made.

For purposes of calculating pro forma adjustments, straight-line amortization has been used as any differences between the interest method and the straight-line method would not be significant.

Core deposit intangible will be amortized over the expected economic life which is assumed to be ten years. It is anticipated that the amortization amount will be larger in the earlier years of the amortization period. Goodwill will be amortized over a twenty year period on a straight-line basis.

Securities sold to fund the acquisition's cash consideration is estimated to be $28 million with an assumed interest rate of 6.72%.

In addition to the sale of securities, funding of the transactions will be obtained from proceeds of $35 million trust preferred securities to be issued by Glacier with an interest rate of 9.4%. The amortization of origination costs over a five year call period will result in an effective interest cost of approximately 10.4%.

Pro forma combined weighted average shares outstanding is based on the number of shares assumed to be issued to WesterFed stockholders of 4,799,167 as described above combined with the actual weighted average shares outstanding for Glacier for the respective periods. No options to acquire WesterFed common stock are assumed to be outstanding after the Effective Date of the Merger.

The incremental effect on pro forma combined net earnings of the WesterFed purchase accounting adjustments for the year ended December 31, 2000 is estimated to be an after-tax increase in expense as follows, using an estimated marginal tax rate of 39%:

                                                              Amortization      Quarterly         Annual
(Dollars in thousands)                        Adjustment        Period in     Amortization     Amortization
                                                Amount            Years          Amount           Amount
                                              ----------      ------------    ------------     ------------
Fair value adjustments:
      Investment securities ...........         $ 1,539                5         $    77          $   308
      Loans receivable ................          (5,929)               7            (212)            (847)
      Premises and equipment ..........           1,654               25              17               66
      Deposits ........................            (383)               3             (32)            (128)
      Accrued expenses ................          (4,925)              --
      Mortgage servicing rights .......           1,663                7              59              238
      Core deposit intangible .........           4,628               10             116              463
      Goodwill ........................           5,535               20              69              277
                                                -------          -------         -------          -------
Total adjustments .....................         $ 3,782                               94              376
                                                =======

      Income taxes ....................                                               10               39
                                                                                 -------          -------

Incremental decrease on
      pro forma combined net earnings .                                          $    84              338
                                                                                 =======          =======



(Dollars in thousands)                                   Estimated amortization for the year ended December 31,
                                                 2001             2002             2003             2004             2005
                                                -------          -------          -------          -------          -------
Fair value adjustments:
      Investment securities ...........         $   308          $   308          $   308          $   308          $   308
      Loans receivable ................            (847)            (847)            (847)            (847)            (847)
      Premises and equipment ..........              66               66               66               66               66
      Deposits ........................            (128)            (128)            (128)              --               --
      Accrued expenses ................
      Mortgage servicing rights .......             238              238              238              238              238
      Core deposit intangible .........           1,418            1,169              934              748              603
      Goodwill ........................             277              277              277              277              277
                                                -------          -------          -------          -------          -------
Total adjustments .....................           1,331            1,083              848              789              644


      Income taxes ....................             411              825              728              200              143
                                                -------          -------          -------          -------          -------

Incremental decrease on
      pro forma combined net earnings .             920              258              120              589              501
                                                =======          =======          =======          =======          =======

NOTE (F) PRO FORMA INCOME PER SHARE

Pro forma combined weighted average shares outstanding is based on the number of shares assumed to be issued to WesterFed shareholders as described above combined with the actual weighted average shares outstanding for Glacier for the respective periods.